Prospectus Supplement
(To Prospectus Dated August 25, 1999)

                                  $662,590,000
                   NISSAN AUTO RECEIVABLES 1999-A OWNER TRUST
                      NISSAN AUTO RECEIVABLES CORPORATION,
                                     SELLER
                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    SERVICER
                   $195,850,000 ASSET BACKED NOTES, CLASS A-1
                   $260,000,000 ASSET BACKED NOTES, CLASS A-2
                   $206,740,000 ASSET BACKED NOTES, CLASS A-3
 YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.
 The securities are asset backed securities issued by the trust. The securities are not obligations of Nissan Motor Acceptance Corporation, Nissan Auto Receivables Corporation, Nissan North America, Inc. or any of their respective affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.
 This prospectus supplement may be used to offer and sell the securities only if it is accompanied by the prospectus dated August 25, 1999.
-  The trust will issue four classes of securities.
- Only the notes described on the following table are being offered by this prospectus supplement and the prospectus.
-  The notes accrue interest from September 1, 1999.

----------------------------------------------------------------------------------------------------------
                                                                      NOTES
                                        ------------------------------------------------------------------
                                             A-1 NOTES              A-2 NOTES              A-3 NOTES
                                        --------------------   --------------------   --------------------
Principal Amount......................          $195,850,000           $260,000,000           $206,740,000
Interest Rate.........................                 5.619%                 6.120%                 6.470%
Final Scheduled Distribution Date.....    September 15, 2000     September 15, 2003     September 15, 2003
Price to Public.......................            100.000000%             99.998967%             99.986755%
Underwriting Discount.................                 0.125%                 0.220%                 0.245%
Proceeds to Seller....................          $195,605,188           $259,425,314           $206,206,104
----------------------------------------------------------------------------------------------------------

CREDIT ENHANCEMENT
-  Reserve account, with an initial deposit of $5,491,078.07.
- Subordinated certificates, with an original principal balance of $69,553,742.24.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           UNDERWRITERS OF THE NOTES
MERRILL LYNCH & CO.
                  BANC OF AMERICA SECURITIES LLC
                                     CHASE SECURITIES INC.
                                                        J.P. MORGAN & CO.

           The date of this prospectus supplement is August 25, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    Information about the securities is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which describes the specific terms of your class of securities.

    IF THE DESCRIPTION OF THE TERMS OF YOUR SECURITIES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the accompanying prospectus.

    You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page S-37 in this prospectus supplement and under the caption "Index of Terms" beginning on page 77 in the accompanying prospectus.

                  [CHART OF SUMMARY OF TRANSACTIONAL PARTIES]

    [CHART OF SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS]

                                    SUMMARY

    THE FOLLOWING SUMMARY CONTAINS A BRIEF DESCRIPTION OF THE NOTES. YOU WILL FIND A DETAILED DESCRIPTION OF THE TERMS OF THE OFFERING OF THE NOTES FOLLOWING THIS SUMMARY. YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES. YOU SHOULD CONSIDER BOTH DOCUMENTS WHEN MAKING YOUR INVESTMENT DECISION.

ISSUER                              Nissan Auto Receivables 1999-A Owner Trust. The trust
                                    will be established by a trust agreement.

SELLER                              Nissan Auto Receivables Corporation.

SERVICER                            Nissan Motor Acceptance Corporation.

OWNER OF THE CERTIFICATES/EQUITY    Nissan Auto Receivables Corporation.

INDENTURE TRUSTEE                   Norwest Bank Minnesota, National Association.

OWNER TRUSTEE                       Chase Manhattan Bank Delaware.

OFFERED NOTES                       The offered notes consist of the Class A-1 Notes, the
                                    Class A-2 Notes and the Class A-3 Notes, as described on
                                    the cover page.

                                    The trust will also issue $69,553,742.24 initial
                                    principal amount of certificates. The trust is not
                                    offering the certificates.

                                    The certificates will represent fractional undivided
                                    interests in the trust. The trust will not make any
                                    distributions on the certificates on any distribution
                                    date until all interest and principal of the notes have
                                    been paid in full.

RECEIVABLES                         The trust's main source of funds for making payments on
                                    the notes and the certificates will be collections on
                                    its motor vehicle retail installment sale contracts,
                                    otherwise known as the receivables.

                                    The principal balance of the receivables on July 31,
                                    1999, referred to as the "cut-off date," was
                                    $732,143,742.24. As of the cut-off date, the receivables
                                    had the following characteristics:

                                    Number of Receivables............................ 68,272
                                    Average Principal Balance.................... $10,723.92
                                    Weighted average annual percentage rate........... 7.37%
                                    Weighted average remaining term to maturity....... 43.53
                                    months
                                    Approximate weighted average
                                    original term to maturity.................. 58.09 months

                                    YOU SHOULD REFER TO "THE RECEIVABLES" IN THIS PROSPECTUS
                                    SUPPLEMENT FOR MORE INFORMATION ON THE RECEIVABLES.

CLOSING DATE                        On or about September 1, 1999.

TERMS OF THE NOTES                  DISTRIBUTION DATES:

                                    Interest and principal will generally be payable on the
                                    15th day of each month, unless the 15th day is not a
                                    business day, in which case the payment will be made on
                                    the following business day. The first payment will be
                                    made on September 15, 1999.

                                    PER ANNUM INTEREST RATES:

                                    The notes will have fixed rates of interest as follows:

                                               CLASS     INTEREST RATE
                                               -----     -------------
                                                   A-1         5.619%
                                                   A-2         6.120%
                                                   A-3         6.470%

                                  INTEREST PERIODS:
                                  Interest on the notes will accrue in the following manner:

                                                                        INTEREST PERIODS
                                                         ----------------------------------------------
                                                                 FROM                     TO              DAY COUNT
                                               CLASS          (INCLUDING)             (EXCLUDING)        CONVENTION
                                               -----     ---------------------  -----------------------  -----------
                                                          Prior Distribution     Current Distribution
                                                   A-1           Date                    Date            actual/360
                                                   A-2    15th of prior month    15th of current month     30/360
                                                   A-3    15th of prior month    15th of current month     30/360

                                  PRINCIPAL:

                                      - AMOUNTS ALLOCATED TO THE
                                        NOTES: Principal of the notes will be
                                        payable on each distribution date in an
                                        amount equal to the excess, if any, of
                                        (x) the sum of the principal balances of the notes and the certificates as of the close of business on the prior distribution date over (y) the principal balance of the receivables as of the end of the related collection period.

                                  Principal payments on the notes as described above will be made from all available amounts after the servicing fee and certain advances have been paid and after payment of interest on the notes.

                                      - ORDER OF PAYMENT AMONG CLASSES: No
                                        principal payments will be made (1) on
                                        the Class A-2 Notes until the Class A-1
                                        Notes have been paid in full; and (2) on the Class A-3 Notes until the Class A-2 Notes have been paid in full.

                                  However, upon the acceleration of the notes following an event of default, principal payments will be made to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on the outstanding principal balance of those classes of notes.

                                      - LEGAL FINALS: The trust must pay the
                                        outstanding principal balance of each
                                        class of notes by its final scheduled
                                        distribution date as follows:

                                               CLASS          LEGAL FINAL
                                               -----     ----------------------
                                                   A-1       September 15, 2000
                                                   A-2       September 15, 2003
                                                   A-3       September 15, 2003

                                  YOU SHOULD REFER TO "DISTRIBUTIONS ON THE
                                  NOTES--CALCULATION OF AVAILABLE AMOUNTS" IN
                                  THIS PROSPECTUS SUPPLEMENT FOR MORE DETAILED
                                  INFORMATION REGARDING PAYMENTS OF PRINCIPAL.

OPTIONAL REDEMPTION                 The servicer may redeem all outstanding notes and
                                    certificates when the outstanding aggregate principal
                                    balance of the receivables declines to 10% or less of
                                    the original aggregate principal balance of the
                                    receivables on the cut-off date.

CREDIT ENHANCEMENT                  The credit enhancement of the offered notes will be the
                                    subordination of the certificates and the reserve
                                    account.

                                    The credit enhancement is intended to protect you
                                    against losses and delays in payments on your notes by
                                    absorbing losses on the receivables and other shortfalls
                                    in cash flows.

                                    The certificates have an initial principal balance of
                                    $69,553,742.24 and represent approximately 9.50% of the
                                    initial principal balance of all the notes and the
                                    certificates. The certificates will not receive any
                                    principal distributions until all interest on and
                                    principal of the notes have been paid in full. The
                                    certificates will not receive any interest payments.

RESERVE ACCOUNT                     On each distribution date, the trust will use funds in
                                    the reserve account for distribution to the noteholders
                                    to cover any shortfalls in interest and principal
                                    required to be paid on the notes.

                                    If the principal balance of a class of notes is not paid
                                    in full on the related final scheduled distribution
                                    date, the indenture trustee will withdraw amounts from
                                    the reserve account (if available) to pay that class in
                                    full.

                                    The sale and servicing agreement sets forth the
                                    specified reserve account balance, which is the amount
                                    that is required to be on deposit in the reserve
                                    account. On the closing date, the seller will deposit
                                    $5,491,078.07 into the reserve account, which is
                                    approximately 0.75% of the outstanding principal balance
                                    of the receivables as of the cut-off date.

                                    The amount required to be on deposit in the reserve
                                    account at the close of business on any distribution
                                    date will be $5,491,078.07. If, however, on any
                                    distribution date certain percentage equivalents
                                    relating to the receivables are exceeded, then the
                                    reserve account balance for such distribution date (and
                                    for each succeeding distribution date until the relevant
                                    percentage equivalents have been achieved and
                                    maintained) will be the greater of (1) $5,491,078.07 and
                                    (2) 10% of the outstanding principal balance of the
                                    notes and certificates as of the preceding distribution
                                    date (after giving effect to payments of principal made
                                    on such date). On each distribution date, after making
                                    required payments to the servicer and to the holders of
                                    the Class A-1 Notes, the Class A- 2 Notes, and the Class
                                    A-3 Notes, the trust will make a deposit into the
                                    reserve account to fund and maintain the specified
                                    reserve account balance.

YIELD SUPPLEMENT ACCOUNT            On each distribution date, the trust will use funds on
                                    deposit in the yield supplement account to cover, for
                                    each receivable, the excess, if any, of (x) one month's
                                    interest that would accrue on the principal balance of
                                    that receivable at a rate equal to the sum of (1) the
                                    interest rate on the Class A-3 Notes, (2) the servicing
                                    fee rate of 1.00% and (3) 0.50% over (y) one month's
                                    interest that accrued on that receivable at the interest
                                    rate on that receivable.

                                    On the closing date, the seller will deposit
                                    $19,198,358.85 into the yield supplement account.
                                    Neither the seller nor the servicer will make any
                                    additional deposits to the yield supplement account
                                    after the closing date.

TAX STATUS                          In the opinion of O'Melveny & Myers LLP:

                                    1.  the notes will be characterized as debt for tax
                                        purposes; and

                                    2.  the trust will not be characterized as an
                                    association or a publicly traded partnership taxable as
                                        a corporation for federal income and California
                                        income and franchise tax purposes.

                                    If you purchase the notes, you will agree to treat the
                                    notes as debt.

                                    YOU SHOULD REFER TO "MATERIAL INCOME TAX CONSEQUENCES"
                                    IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL INCOME TAX
                                    CONSEQUENCES--TAX TREATMENT OF OWNER TRUSTS" IN THE
                                    ACCOMPANYING PROSPECTUS.

ERISA CONSIDERATIONS                The notes are generally eligible for purchase by
                                    employee benefit plans and individual retirement
                                    accounts, subject to those considerations discussed
                                    under "ERISA Considerations" in this prospectus
                                    supplement and in the accompanying prospectus.

                                    YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS
                                    PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING
                                    PROSPECTUS. IF YOU ARE A BENEFIT PLAN FIDUCIARY
                                    CONSIDERING PURCHASE OF THE NOTES YOU SHOULD, AMONG
                                    OTHER THINGS, CONSULT WITH YOUR COUNSEL IN DETERMINING
                                    WHETHER ALL REQUIRED CONDITIONS HAVE BEEN SATISFIED.

RATINGS                             On the closing date, each class of offered notes will
                                    receive the following ratings from Standard & Poor's
                                    Ratings Group and Moody's Investors Service, Inc.

                                                          STANDARD &
                                               CLASS        POOR'S        MOODY'S
                                               -----     -------------  -----------
                                                   A-1          A-1+           P-1

                                                   A-2           AAA           Aaa

                                                   A-3           AAA           Aaa

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE NOTES OF ANY CLASS.

YOU MAY HAVE DIFFICULTY   The trust will not list the notes on any securities exchange.
SELLING YOUR NOTES        Therefore, in order to sell your notes, you must first locate a
AND/OR OBTAINING YOUR     willing purchaser. In addition, currently, no secondary market
DESIRED PRICE DUE TO THE  exists for the notes. We cannot assure you that a secondary
ABSENCE OF A SECONDARY    market will develop. The underwriters intend to make a secondary
MARKET.                   market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and may stop making offers at any time.

GEOGRAPHIC CONCENTRATION  As of July 31, 1999, Nissan Motor Acceptance Corporation's
OF THE STATES OF          records indicate that the addresses of the originating dealers of
ORIGINATION OF THE        the receivables were in the following states:
RECEIVABLES MAY INCREASE  PERCENTAGE OF TOTAL
THE RISK OF LOSS ON YOUR  PRINCIPAL BALANCE
INVESTMENT.               California                                               15.08%
                          Texas                                                   10.28%
                          New York                                                7.36%
                          Florida                                                   7.32%

                          No other state, by addresses of originating dealers, constituted more than 5% of the balance of the receivables as of July 31,
                          1999. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

COMPLICATIONS ASSOCIATED  Many computers and computer chips do not recognize more than two
WITH YEAR 2000 DATE       digits of a date field in a year of a date. As a result, in the
CONVERSION COULD AFFECT   year 2000, those computers will not know whether the "00" refers
THE SERVICER'S            to the year 1900 or the year 2000. Nissan Motor Acceptance
OPERATIONS, IMPAIRING     Corporation will have significant obligations to the trust in its
ITS ABILITY TO COLLECT    role as servicer. It is therefore important that Nissan Motor
RECEIVABLES, WHICH MAY    Acceptance Corporation resolve any year 2000 issues that will
RESULT IN LOSS ON YOUR    affect its ability to fulfill these obligations. A description of
INVESTMENTS.              Nissan Motor Acceptance Corporation's year 2000 compliance efforts is contained under "The Seller and the Servicer-- Year
                          2000" in this prospectus supplement.
                          The inability of Nissan Motor Acceptance Corporation or of third parties who deal with Nissan Motor Acceptance Corporation to make the necessary year 2000 modifications of their systems could have a significant adverse effect on Nissan Motor Acceptance
                          Corporation's operations and financial results. Possible adverse consequences include the inability to:

                          1.  collect and otherwise service the receivables;

                          2.  provide the information and technology necessary to pay noteholders and provide reports;

                          3.  pay obligations;

                          4.  process new business; and

                          5.  occupy facilities.

                          These consequences could have a material adverse effect on the value of your notes.

                                   THE TRUST

GENERAL

    The Nissan Auto Receivables 1999-A Owner Trust (the "Trust") is a Delaware business trust formed pursuant to the trust agreement (the "Trust Agreement") between Nissan Auto Receivables Corporation, as seller (the "Seller"), and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than:

    1. acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom;

    2.  issuing the Notes and the Certificates;

    3.  making payments on the Notes and the Certificates; and

    4. engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

    The Trust will initially be capitalized through the issuance of the Notes and $69,553,742.24 aggregate principal amount of certificates (the "Certificates"). The Certificates will be sold to the Seller. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the sale and servicing agreement among the Trust, the Servicer and the Seller (the "Sale and Servicing Agreement").

    Nissan Motor Acceptance Corporation ("NMAC") will be appointed to act as the servicer of the Receivables (in that capacity, the "Servicer"). The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement and will be compensated for those services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying Prospectus.

    Pursuant to agreements between NMAC and the Dealers, each Dealer will repurchase from NMAC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this Prospectus Supplement as "Dealer Recourse." Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related Obligors or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Owner Trustee, the Sale and Servicing Agreement will require that any recovery by NMAC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account to satisfy NMAC's repurchase obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sales contracts to NMAC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

    Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes the Receivables and monies due or received under the Receivables on or after the Cutoff Date. The Reserve Account and the Yield Supplement Account will be maintained by the Indenture Trustee for the benefit of the Noteholders, but will not be part of the Trust.

    The Trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as Owner Trustee, at the address set forth below under "The Owner Trustee and the Indenture Trustee."

                          CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on that date:

Class A-1 Notes.............................................  $195,850,000.00
Class A-2 Notes.............................................  $260,000,000.00
Class A-3 Notes.............................................  $206,740,000.00
Certificates................................................  $69,553,742.24
                                                              --------------
Total.......................................................  $732,143,742.24

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

    Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal executive offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

    Norwest Bank Minnesota, National Association is the trustee under the Indenture (the "Indenture Trustee"). Norwest Bank Minnesota, National Association has its principal executive offices at Norwest Center, 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070. The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

                                THE RECEIVABLES

    The property of the Trust will consist of a pool of retail installment sale contracts (the "Receivables") originated on or after July 19, 1994, between Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors"). The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receivables evidence the indirect financing made available by NMAC to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all principal and interest payments made after July 31, 1999 (the "Cutoff Date") and other property specified in the Receivables.

    NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. On or before the date of the initial issuance of the Certificates (the "Closing Date"), NMAC will sell the Receivables to the Seller. The Seller will, in turn, sell the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement. NMAC will continue to service the Receivables. The Receivables to be held by the Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. These criteria provide that each Receivable:

    1.  was originated in the United States;

    2. has a contractual Annual Percentage Rate ("APR") that equals or exceeds 3.9%;

    3. provides for level monthly payments which provide interest at the APR on a simple interest basis and fully amortize the amount financed over an original term to maturity no greater than 60 months;

    4. has a remaining term to maturity, as of the Cutoff Date, of not less than 3 months and not greater than 59 months;

    5. had an original principal balance of not more than $49,000 and a remaining principal balance as of the Cutoff Date of not less than $250 or more than $40,000;

    6.  is not more than 29 days past due as of the Cutoff Date;

    7. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle;

    8.  was originated on or after July 19, 1994;

    9. has been entered into by an Obligor that as of the Cutoff Date was not in bankruptcy proceedings (according to the records of NMAC);

    10. is secured by a Financed Vehicle that as of the Cutoff Date has not been repossessed (according to the records of NMAC);

    11. has not had forced-placed insurance premiums added to the amount financed; and

    12. has not been extended by more than two months.

    No selection procedures believed to be adverse to the Noteholders were utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in item (2) above, the Receivables were not selected on the basis of their APRs.

    The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables. NMAC will not sell to the Seller, and the Seller will not sell to the Trust, any Receivables originated in the States of Alabama, Hawaii or Maryland for administrative reasons.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Principal Balance.................................         $732,143,742.24

Number of Receivables.......................................                  68,272

Average Principal Balance...................................              $10,723.92

        Range of Principal Balances.........................   $255.79 to $39,869.16

Average Original Amount Financed............................              $15,271.48

        Range of Original Amount Financed...................            $1,000.00 to
                                                                          $48,841.86

Weighted Average APR........................................                   7.37%

        Range of APRs.......................................         3.90% to 21.99%

Approximate Weighted Average Original Term to Maturity......            58.09 months

        Range of Original Term to Maturity..................         12 to 60 months

Approximate Weighted Average Remaining Term to Maturity.....            43.53 months

        Range of Remaining Term to Maturity.................          3 to 59 months

Percentage by Principal Balance of Receivables of New,
  Near-New and Used Vehicles................................            64.04% (New)
                                                                   31.59% (Near-New)
                                                                        4.37% (Used)

Percentage by Principal Balance of Receivables Financed
  through Nissan and Infiniti Dealers.......................         87.59% (Nissan)
                                                                   12.41% (Infiniti)

                     DISTRIBUTION BY APR OF THE RECEIVABLES
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                               PERCENTAGE OF
                                               TOTAL NUMBER                      PERCENTAGE OF
                                   NUMBER OF        OF           CUTOFF DATE      CUTOFF DATE
RANGE OF APRS (%)                 RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  POOL BALANCE
--------------------------------  -----------  -------------  -----------------  -------------
3.00 to 3.99....................         497          0.73%   $    7,907,081.78         1.08%
4.00 to 4.99....................         696          1.02        10,519,933.65         1.44
5.00 to 5.99....................      28,357         41.54       368,486,987.06        50.33
6.00 to 6.99....................      12,518         18.34       140,588,068.78        19.20
7.00 to 7.99....................       2,027          2.97        19,264,884.63         2.63
8.00 to 8.99....................       6,632          9.71        49,733,827.09         6.79
9.00 to 9.99....................       5,294          7.75        40,436,097.03         5.52
10.00 to 10.99..................       3,951          5.79        30,470,554.39         4.16
11.00 to 11.99..................       3,044          4.46        23,552,406.99         3.22
12.00 to 12.99..................       1,492          2.19        11,537,369.51         1.58
13.00 to 13.99..................       1,226          1.80         9,717,879.94         1.33
14.00 to 14.99..................       1,159          1.70         9,715,930.17         1.33
15.00 to 15.99..................         359          0.53         2,525,225.32         0.34
16.00 to 16.99..................         365          0.53         2,851,386.55         0.39
17.00 to 17.99..................         389          0.57         3,170,507.22         0.43
18.00 to 18.99..................         143          0.21           908,318.80         0.12
19.00 to 19.99..................          98          0.14           606,510.82         0.08
20.00 and above.................          25          0.04           150,772.51         0.02
                                  -----------       ------    -----------------       ------
    Totals......................      68,272        100.00%   $  732,143,742.24       100.00%

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
               BASED ON THE ADDRESSES OF THE ORIGINATING DEALERS
              (PERCENTAGES MAY NOT ADD TO 100.00% DUE TO ROUNDING)

                                               PERCENTAGE OF
                                               TOTAL NUMBER
                                   NUMBER OF        OF           CUTOFF DATE     PERCENTAGE OF
STATE                             RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  POOL BALANCE
--------------------------------  -----------  -------------  -----------------  -------------
Alaska..........................          32          0.05%   $      334,692.28         0.05%
Arizona.........................       2,559          3.75        28,858,470.72         3.94
Arkansas........................       1,160          1.70        10,623,598.20         1.45
California......................       9,668         14.16       110,431,617.44        15.08
Colorado........................         926          1.36         9,615,283.25         1.31
Connecticut.....................       1,739          2.55        16,497,437.25         2.25
Delaware........................         255          0.37         2,743,703.28         0.37
Florida.........................       4,983          7.30        53,594,854.33         7.32
Georgia.........................       2,841          4.16        29,633,820.54         4.05
Idaho...........................          60          0.09           727,841.38         0.10
Illinois........................       3,281          4.81        35,985,971.34         4.92
Indiana.........................         548          0.80         5,899,931.34         0.81
Iowa............................         377          0.55         4,110,313.61         0.56
Kansas..........................         980          1.44        11,109,370.91         1.52
Kentucky........................           2          0.00            12,069.65         0.00
Louisiana.......................       1,441          2.11        15,864,763.31         2.17
Maine...........................         126          0.18         1,335,616.06         0.18
Massachusetts...................       2,059          3.02        21,276,439.67         2.91
Michigan........................         497          0.73         5,742,093.37         0.78
Minnesota.......................         558          0.82         5,904,174.53         0.81
Mississippi.....................       1,022          1.50        10,357,903.55         1.41
Missouri........................       1,177          1.72        13,131,733.50         1.79
Montana.........................          52          0.08           560,114.43         0.08
Nebraska........................         138          0.20         1,467,140.41         0.20
Nevada..........................         505          0.74         5,592,733.65         0.76
New Hampshire...................         545          0.80         5,759,805.32         0.79
New Jersey......................       2,874          4.21        30,372,112.14         4.15
New Mexico......................         390          0.57         3,740,792.81         0.51
New York........................       5,262          7.71        53,878,023.05         7.36
North Carolina..................       3,025          4.43        31,606,836.45         4.32
North Dakota....................          23          0.03           297,245.29         0.04
Ohio............................       1,074          1.57        12,423,331.91         1.70
Oklahoma........................         826          1.21         8,380,036.32         1.14
Oregon..........................         444          0.65         4,206,114.12         0.57
Pennsylvania....................       1,180          1.73        14,198,650.98         1.94
Rhode Island....................         440          0.64         3,528,474.54         0.48
South Carolina..................       1,427          2.09        14,024,724.01         1.92
South Dakota....................          38          0.06           358,901.35         0.05
Tennessee.......................       2,710          3.97        29,226,636.33         3.99
Texas...........................       6,825         10.00        75,281,138.31        10.28
Utah............................         339          0.50         3,782,483.71         0.52
Vermont.........................         170          0.25         1,620,369.40         0.22
Virginia........................       2,011          2.95        21,001,776.22         2.87
Washington......................       1,013          1.48        10,776,954.96         1.47

                                               PERCENTAGE OF
                                               TOTAL NUMBER
                                   NUMBER OF        OF           CUTOFF DATE     PERCENTAGE OF
STATE                             RECEIVABLES   RECEIVABLES   PRINCIPAL BALANCE  POOL BALANCE
--------------------------------  -----------  -------------  -----------------  -------------
West Virginia...................         269          0.39         3,022,400.30         0.41
Wisconsin.......................         392          0.57         3,124,234.42         0.43
Wyoming.........................           9          0.01           121,012.30         0.02
                                  -----------       ------    -----------------       ------
    Total.......................      68,272        100.00%   $  732,143,742.24       100.00%
                                  -----------       ------    -----------------       ------
                                  -----------       ------    -----------------       ------

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    Information regarding maturity and prepayment considerations with respect to the Notes is set forth under "Weighted Average Life of the Securities" in the accompanying Prospectus and "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in the accompanying Prospectus. Except as otherwise provided in this Prospectus Supplement, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full; and no principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full. In addition, no principal payments will be made on the Certificates until all of the Notes have been paid in full. See "The Notes--Payments of Principal" in this Prospectus Supplement.

    Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier or later than their respective final scheduled Distribution Dates set forth in "Summary--Terms of the Notes--Legal Finals" (each, a "Final Scheduled Distribution Date") in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

    Although the Receivables have different APRs, disproportionate rates of prepayments between Receivables with APRs greater than or less than the Required Rate will generally not affect the yield to the Noteholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the Reserve Account.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    The following tables set forth information concerning NMAC's experience with respect to its total portfolio of U.S. retail installment sale contracts for new, near-new and used automobiles and light-duty trucks. The portfolio consists of retail installment sale contracts in all fifty states, the District of Columbia and Guam. As of July 31, 1999, approximately 82% (based on principal balance of receivables) of NMAC's total portfolio of U.S. retail installment sales contracts (excluding those with original maturities of 64 months or more) consisted of new, near-new and used automobiles and light-duty trucks financed through Nissan dealers, with the remaining approximately 18% (based on principal balance of receivables) financed through Infiniti dealers.

    There can be no assurance that the behavior of the Receivables included in the Trust will be comparable to NMAC's experience shown in the following tables.

                           DELINQUENCY EXPERIENCE(1)

                                                                                 AT MARCH 31,
                                               AT JUNE 30,   -----------------------------------------------------
                                                  1999         1999       1998       1997       1996       1995
                                              -------------  ---------  ---------  ---------  ---------  ---------
Number of Contracts Outstanding.............       301,565     312,237    330,662    317,238    274,807    226,684
Delinquencies as a Percentage of Contracts
  Outstanding(2)............................
    30-59 Days..............................          2.54%       2.27%      2.55%      3.10%      2.40%      2.10%
    60-89 Days..............................          0.40%       0.27%      0.36%      0.49%      0.25%      0.15%
    90 Days or More.........................          0.05%       0.04%      0.06%      0.17%      0.05%      0.02%

------------------------

(1) The information in the Delinquency Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables with original maturities in excess of 60 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) An account is considered delinquent if 20% or more of the scheduled payment is past due.

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (dollars in thousands)

                                 AT OR FOR THE
                                 THREE MONTHS               AT OR FOR THE TWELVE MONTHS ENDED MARCH 31,
                                  ENDED JUNE    --------------------------------------------------------------------
                                   30, 1999         1999          1998          1997          1996          1995
                                 -------------  ------------  ------------  ------------  ------------  ------------
Principal Amount Outstanding...   $ 2,958,290   $  3,126,219  $  3,497,123  $  3,276,423  $  2,659,232  $  1,921,100
Average Principal Amount
  Outstanding..................   $ 3,037,150   $  3,463,840  $  3,248,193  $  3,181,569  $  2,308,058  $  1,822,669
Number of Contracts
  Outstanding..................       301,565        312,237       330,662       317,238       274,807       226,684
Average Number of Contracts
  Outstanding..................       306,678        329,320       316,769       309,257       250,040       229,248
Charge-Offs(2).................   $    12,833   $     92,005  $    134,671  $    158,969  $     72,838  $     46,201
Recoveries(3)..................   $    10,253   $     41,947  $     39,997  $     31,874  $     20,489  $     16,465
Net Losses.....................   $     2,580   $     50,059  $     94,674  $    127,095  $     52,349  $     29,736
Net Losses as a Percent of
  Principal Amount
  Outstanding..................          0.35%          1.60%         2.71%         3.88%         1.97%         1.55%
Number of Repossessions(4).....         2,029          9,782        14,164        17,569         9,841         8,530
Number of Repossessions as a
  Percent of the Average Number
  of Contracts Outstanding.....          2.65%          2.97%         4.47%         5.68%         3.94%         3.72%

------------------------

(1) The information in the Net Credit Loss and Repossession Experience table includes retail installment sale contracts for new, near-new and used automobiles and light-duty trucks and includes receivables which NMAC has sold to third parties but continues to service. The information does not include receivables purchased by NMAC under certain special financing programs. The information in the tables relates only to receivables with original terms of 64 months or less. The Trust does not include receivables with original maturities in excess of 60 months. In general, NMAC has experienced higher overall levels of losses with respect to receivables with original maturities of 64 to 72 months than with respect to receivables with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the receivables including unearned interest. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) Charge-offs represent the total aggregate net principal balance of receivables determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note
    (3). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(3) Recoveries generally include amounts received on contracts following the time at which the contract is charged off. Recoveries are net of expenses associated with collection.

(4) The number of repossessions excludes accounts that have been subsequently reinstated.

    NMAC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of repossessed vehicles. The losses in the year ended March 31, 1997 were higher than in previous or subsequent years due to NMAC's effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings. NMAC's management reacted to the negative trend in losses by initiating changes to its credit policy that tightened the range of available credit in order to originate an improved mix of business. These changes involved discontinuing the origination of 72-month term contracts in June 1996 and installing a new empirically derived credit score card in September 1996. In addition, NMAC tightened its credit policy by reducing advance rates for lower credit scores and implementing risked-based pricing. See "The Receivables--Underwriting of Motor Vehicle Loans" in the accompanying Prospectus.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the holders of such Notes.

    The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables described above. The ABS Table assumes that
(i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days, (iii) payments are made on the Notes on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is the required amount described in the summary under "Reserve Account" and (v) the Servicer exercises its option to purchase the Receivables on the earliest Distribution Date on which such option may be exercised. The hypothetical pools each have an assumed cutoff date of July 31, 1999. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

    The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                          REMAINING TERM    ORIGINAL TERM
                                               NUMBER OF       AGGREGATE                  TO MATURITY (IN  TO MATURITY (IN
POOL                                          RECEIVABLES  PRINCIPAL BALANCE      APR         MONTHS)          MONTHS)
--------------------------------------------  -----------  ------------------  ---------  ---------------  ---------------
1...........................................       2,569    $  13,958,606.13       6.730%           18               34
2...........................................         894        7,988,719.35       6.485            32               36
3...........................................       1,966        6,662,811.40       8.923            15               48
4...........................................       4,044       38,916,675.96       7.037            31               48
5...........................................       1,880       21,295,161.63       7.239            43               48
6...........................................       9,186       35,926,600.99      10.438            17               60
7...........................................       6,316       46,832,250.96       9.880            29               60
8...........................................      26,260      338,691,231.97       6.830            44               60
9...........................................      15,157      221,871,683.85       7.271            55               60

    The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

      PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                                                                                         CLASS A-3
                                              CLASS A-1 NOTES                             CLASS A-2 NOTES                  NOTES
                                 ------------------------------------------  ------------------------------------------  ---------
DISTRIBUTION DATE                  0.50%      1.00%      1.50%      1.80%      0.50%      1.00%      1.50%      1.80%      0.50%
-------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Closing Date                        100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00     100.00
9/15/99                              89.55      87.19      84.14      81.62     100.00     100.00     100.00     100.00     100.00
10/15/99                             79.15      74.53      68.62      63.73     100.00     100.00     100.00     100.00     100.00
11/15/99                             68.78      62.04      53.42      46.34     100.00     100.00     100.00     100.00     100.00
12/15/99                             58.46      49.71      38.57      29.46     100.00     100.00     100.00     100.00     100.00
1/15/00                              48.18      37.54      24.05      13.09     100.00     100.00     100.00     100.00     100.00
2/15/00                              37.94      25.54       9.88       0.00     100.00     100.00     100.00      97.92     100.00
3/15/00                              27.74      13.71       0.00       0.00     100.00     100.00      97.03      86.38     100.00
4/15/00                              17.59       2.05       0.00       0.00     100.00     100.00      86.88      75.23     100.00
5/15/00                               7.48       0.00       0.00       0.00     100.00      92.89      77.00      64.48     100.00
6/15/00                               0.00       0.00       0.00       0.00      98.05      84.37      67.40      54.15     100.00
7/15/00                               0.00       0.00       0.00       0.00      90.50      75.98      58.06      44.22     100.00
8/15/00                               0.00       0.00       0.00       0.00      82.99      67.73      49.00      34.71     100.00
9/15/00                               0.00       0.00       0.00       0.00      75.51      59.61      40.23      25.74     100.00
10/15/00                              0.00       0.00       0.00       0.00      68.07      51.63      31.73      17.25     100.00
11/15/00                              0.00       0.00       0.00       0.00      60.66      43.78      23.52       9.06     100.00
12/15/00                              0.00       0.00       0.00       0.00      53.45      36.22      15.69       1.21     100.00
1/15/01                               0.00       0.00       0.00       0.00      46.28      28.79       8.15       0.00     100.00
2/15/01                               0.00       0.00       0.00       0.00      39.93      22.10       1.10       0.00     100.00
3/15/01                               0.00       0.00       0.00       0.00      33.89      15.76       0.00       0.00     100.00
4/15/01                               0.00       0.00       0.00       0.00      27.87       9.54       0.00       0.00     100.00
5/15/01                               0.00       0.00       0.00       0.00      21.89       3.43       0.00       0.00     100.00
6/15/01                               0.00       0.00       0.00       0.00      15.95       0.00       0.00       0.00     100.00
7/15/01                               0.00       0.00       0.00       0.00      10.03       0.00       0.00       0.00     100.00
8/15/01                               0.00       0.00       0.00       0.00       4.15       0.00       0.00       0.00     100.00
9/15/01                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      97.86
10/15/01                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      90.54
11/15/01                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      83.27
12/15/01                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      76.03
1/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      68.85
2/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      62.43
3/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      56.05
4/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      50.26
5/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      44.62
6/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      39.01
7/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      33.44
8/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      27.91
9/15/02                               0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      22.42
10/15/02                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      16.96
11/15/02                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00      11.54
12/15/02                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       6.16
01/15/03                              0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00       0.00

Weighted Average Life
  (years)(1)                          0.40       0.33       0.27       0.23       1.40       1.20       1.00       0.88       2.70

Weighted Average Life
  (years)(1)(2)                       0.40       0.33       0.27       0.23       1.40       1.20       1.00       0.88       2.70


DISTRIBUTION DATE                  1.00%      1.50%      1.80%
-------------------------------  ---------  ---------  ---------
Closing Date                        100.00     100.00     100.00
9/15/99                             100.00     100.00     100.00
10/15/99                            100.00     100.00     100.00
11/15/99                            100.00     100.00     100.00
12/15/99                            100.00     100.00     100.00
1/15/00                             100.00     100.00     100.00
2/15/00                             100.00     100.00     100.00
3/15/00                             100.00     100.00     100.00
4/15/00                             100.00     100.00     100.00
5/15/00                             100.00     100.00     100.00
6/15/00                             100.00     100.00     100.00
7/15/00                             100.00     100.00     100.00
8/15/00                             100.00     100.00     100.00
9/15/00                             100.00     100.00     100.00
10/15/00                            100.00     100.00     100.00
11/15/00                            100.00     100.00     100.00
12/15/00                            100.00     100.00     100.00
1/15/01                             100.00     100.00      92.01
2/15/01                             100.00     100.00      82.86
3/15/01                             100.00      93.03      74.28
4/15/01                             100.00      84.94      66.04
5/15/01                             100.00      77.11      58.15
6/15/01                              96.76      69.54      50.62
7/15/01                              89.36      62.24      43.44
8/15/01                              82.09      55.20      36.63
9/15/01                              74.98      48.44      30.24
10/15/01                             68.00      41.95      24.25
11/15/01                             61.18      35.74      18.55
12/15/01                             54.50      29.80      13.17
1/15/02                              47.97      24.15       8.08
2/15/02                              42.10      18.92       3.31
3/15/02                              36.35      13.93       0.00
4/15/02                              31.15       9.42       0.00
5/15/02                              26.15       5.19       0.00
6/15/02                              21.28       0.00       0.00
7/15/02                              16.52       0.00       0.00
8/15/02                              11.88       0.00       0.00
9/15/02                               7.37       0.00       0.00
10/15/02                              2.98       0.00       0.00
11/15/02                              0.00       0.00       0.00
12/15/02                              0.00       0.00       0.00
01/15/03                              0.00       0.00       0.00
Weighted Average Life
  (years)(1)                          2.43       2.10       1.87
Weighted Average Life
  (years)(1)(2)                       2.43       2.10       1.87

--------------------------

(1) The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Distribution Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2) This calculation assumes that the Servicer does not exercise its option to purchase the Receivables.

                         NOTE FACTORS AND POOL FACTORS

    The "Note Factor" for any Distribution Date with respect to any class of Notes will be a seven-- digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective principal amount thereof as of the Closing Date. The Servicer will compute the Note Factor each month for each class of Notes. Each Note Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes. Each principal amount will be computed by allocating payments in respect of the Receivables to principal and interest using the simple interest method. The portion of the principal amount of any class of Notes for a given month allocable to a Noteholder can be determined by multiplying the original denomination of the holder's Note by the related Note Factor for that month.

    The "Pool Balance" as of a date of determination means the aggregate principal balance of the Receivables (excluding certain non-collectible, defaulted or otherwise uncharacteristic Receivables) as of the close of business on such day.

    The "Pool Factor" for any Distribution Date for a particular class of Notes will be a seven-digit decimal indicating the principal amount of that class of Notes as of the close of business on the last day of the related Collection Period as a fraction of the Pool Balance as of the Cutoff Date. The Servicer will compute the Pool Factor for each month for each class of Notes.

    Pursuant to the Transfer and Servicing Agreements, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Factors, Pool Factors and various other items of information pertaining to the Trust. Noteholders of record during each calendar year will be furnished information by the Indenture Trustee for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements--Statements to Securityholders" in the accompanying Prospectus.

                                USE OF PROCEEDS

    The Seller will use the net proceeds from the sale of the Notes to purchase the Receivables from NMAC pursuant to the Purchase Agreement and to fund the Reserve Account and the Yield Supplement Account.

                          THE SELLER AND THE SERVICER

    Information regarding the Seller and the Servicer is set forth under the captions "The Seller" and "The Servicer" in the accompanying Prospectus.

FINANCIAL CONDITION OF NISSAN MOTOR CO., LTD.

    NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. ("Nissan"). Although Nissan is not guaranteeing the Trust's obligations under the Notes, Nissan's financial condition may affect NMAC's ability to service the Receivables. Nissan's consolidated net sales for the fiscal year ended March 31, 1999 were 6,580.0 billion yen, up from 6,564.6 billion yen the previous fiscal year. Nissan's consolidated operating income for the fiscal year ended March 31, 1999 increased to 109.7 billion yen from 86.9 billion yen the previous fiscal year. The increase in operating income was largely attributable to depreciation of the yen against other currencies, which offset the effect of a decline in sales volume in Japan.

    Nissan reported a consolidated net loss of 27.7 billion yen for the fiscal year ended March 31, 1999, compared to a consolidated net loss of 14.0 billion yen the prior fiscal year. Factors contributing to the decline in net income included the effect of the devaluation of the peso on Nissan's Mexican operation and evaluation losses on Nissan's securities holdings.

    At the end of May 1999, an increase in Nissan's capital of 585.7 billion yen was effected through the sale of shares to Renault. The resulting 36.8% ownership position in Nissan gives Renault significant representation on the Board of Directors and in the senior management of Nissan. As of the date of this Prospectus Supplement, there have been no significant developments resulting from this alliance. Nissan's management expects that significant developments will occur; however, there can be no assurance that such developments will occur or that, should they occur, they will have a positive impact on the financial condition of Nissan.

YEAR 2000

    Many existing computer programs use only two digits to define a year in the date field. These programs may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in the program shutting down, performing incorrect computations or performing inconsistently. In response to this issue, NMAC has developed a comprehensive plan to ensure that its software applications and systems are year 2000 compliant. The plan includes the assessment of "at risk" applications and systems, an assessment of the interdependencies of various systems and the relative importance of each system to NMAC's business to verify year 2000 compliance. In addition, the plan requires testing with all of NMAC's outside vendors and banking institutions. NMAC expects to complete substantially all year 2000 system upgrades and testing by September 1999.

    Costs associated with the year 2000 systems and software modification are expensed as incurred. NMAC has budgeted a total of $3.0 million to complete the necessary upgrades. The total estimated costs are not expected to have a material impact on NMAC's operations, liquidity or capital reserves. The Trust will not bear any of the expenses incurred in connection with NMAC's plan.

    Despite NMAC's significant efforts to make its systems year 2000 compliant, the ability of third parties, including utility companies, to be year 2000 compliant is beyond NMAC's control. Accordingly, there can be no assurances that the systems of other companies on which NMAC relies will be timely converted or compatible with NMAC's systems. The failure of these entities to comply on a timely basis could have a material adverse effect on NMAC and the Trust.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
  SECURITIES LITIGATION REFORM ACT OF 1995

    The foregoing description under "Year 2000" contains various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent NMAC's expectations or beliefs concerning future events, including the following: that NMAC's action plan for year 2000 compliance efforts will be carried out as described under "Year 2000"; that NMAC expects to complete its year 2000 compliance efforts on its critical systems on a timely basis; that the total estimated cost in connection with the year 2000 issue is not expected to exceed $3.0 million, and is not expected to have a material adverse effect on NMAC's results of operations, liquidity or capital resources; and that deferral of some information technology projects is not expected to have a material adverse effect on NMAC's results of operations, liquidity or capital resources.

    The foregoing statements relating to NMAC's expectations as to its year 2000 efforts are based on its best estimates which may be updated as additional information becomes available. NMAC's forward looking statements are based on assumptions about many important factors, including the technical skills of employees and independent contractors, representations and preparedness of third parties and the effects of the Year 2000 issues on business partners and customers. While NMAC believes its assumptions are reasonable, it cautions that it is impossible to predict the impact of those factors that could cause actual timetables to differ materially from the expected results. See "Risk Factors-- Complications associated with year 2000 date conversion could affect the servicer's operations, impairing its ability to collect receivables, which may result in loss on your investments" in this Prospectus Supplement.

                                   THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture will be filed with the SEC following the issuance of the Notes. The following summary describes material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

    Each class of Notes will constitute Fixed Rate Securities, as that term is defined under "Material Information Regarding the Securities--Fixed Rate Securities" in the accompanying Prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum interest rates set forth in "Summary--Terms of the Notes--Per Annum Interest Rates" in this Prospectus Supplement (each, an "Interest Rate") and will be payable to the Noteholders monthly on the fifteenth of each month (or, if that date is not a Business Day, on the next succeeding Business Day) (a "Distribution Date") commencing September 15, 1999. A "Business Day" is any day except a Saturday, Sunday or a day on which banks in New York, New York, Los Angeles, California, Wilmington, Delaware or Minneapolis, Minnesota are authorized or obligated by law, regulation, executive order or decree to be closed.

    Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which interest has been paid (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the current Distribution Date (each, an "Interest Period" with respect to the Class A-1 Notes). Interest on the outstanding principal amount of the Class A-2 Notes and the Class A-3 Notes will accrue at the related Interest Rate from and including the 15th day of the preceding calendar month (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 15th day of the current calendar month (each, an "Interest Period" with respect to the Class A-2 Notes and Class A-3 Notes).

    Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on that amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Total Servicing Fee and certain Advances have been paid. See "Subordination; Reserve Account--Reserve Account" and "Distributions on the Notes" in this Prospectus Supplement.

    Interest payments to holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the "Notes") will have the same priority. Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of the Notes (the "Noteholders") will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

    Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under "Distributions on the Notes-- Payment of Distributable Amounts." On each Distribution Date, principal of the Notes will be payable generally in an amount equal to the Noteholders' Percentage of the Principal Distributable Amount. Principal payments on the Notes will be made from Available Amounts after the Total Servicing Fee and certain Advances have been paid and after the Noteholders' Interest Distributable Amount has been distributed. Principal payments will be allocated among the Notes so that no principal payments will be made on:

    1.  the Class A-2 Notes until the Class A-1 Notes have been paid in full;
       and

    2. the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full.

    Notwithstanding the foregoing, on each Distribution Date after the acceleration of the Notes following an Event of Default, the Principal Distributable Amount will be paid to holders of record of each of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on the principal balance of that class of outstanding Notes until the Notes have been paid in full.

    The actual Distribution Date on which the outstanding principal amount of any class of Notes is paid may be significantly earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under "Weighted Average Life of the Securities" in the accompanying Prospectus.

    If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Distribution Date, the Noteholders' Principal Distributable Amount for that Distribution Date will, to the extent the remaining Available Amounts (including amounts on deposit in the Reserve Account) are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Distribution Date. See "Distributions on the Notes--Payment of Distributable Amounts."

INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Subject to the following paragraph, upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "The Notes--The Indenture--Events of Default; Rights Upon Event of Default" has been satisfied.

NOTICES

    Noteholders will be notified in writing by the Indenture Trustee of any Event of Default, default by the Servicer under the Sale and Servicing Agreement (a "Servicer Default") or termination of, or appointment of a successor to, the Servicer promptly upon a Trust Officer (as defined in the Transfer and Servicing Agreements) obtaining actual knowledge thereof.

    If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

GOVERNING LAW

    The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

                           DISTRIBUTIONS ON THE NOTES

    On or before the tenth calendar day of each month (or, if the tenth day is not a Business Day, the next succeeding Business Day) (each, a "Determination Date"), the Servicer will inform the Owner Trustee and the Indenture Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Total Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Distribution Date, the Servicer will also determine the following:

    1.  Available Amounts;

    2.  Allocable Principal;

    3.  Noteholders' Distributable Amount;

    4.  Certificateholders' Distributable Amount, if any;

    5.  Principal Distributable Amount;

    6.  Yield Supplement Deposit, if any; and

    7. based on the available funds and other amounts available for payment on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders.

    The Indenture Trustee will make payments to the Noteholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders will be determined in the manner described below.

CALCULATION OF AVAILABLE AMOUNTS

    The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, "Available Amounts").

    "Available Interest" for a Distribution Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period:

    1. all collections on or in respect of the Receivables other than Defaulted Receivables;

    2. all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with the liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds");

    3.  all Advances made by the Servicer;

    4. all payments by the Seller during that Collection Period for breaches of representations and warranties that materially and adversely affect any Receivable ("Warranty Purchase Payments");

    5. all payments by the Servicer during that Collection Period for breaches of certain of its obligations under the Sale and Servicing Agreement that materially and adversely affect any Receivable ("Administrative Purchase Payments"); and

    6. any Yield Supplement Deposit, plus reinvestment income on the Yield Supplement Account.

    "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (1), (2), (4) and (5) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period.

    Available Interest and Available Principal on any Distribution Date will exclude the following amounts:

    1. amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of that Receivable;

    2. Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable; and

    3. recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

    A "Defaulted Receivable" will be a Receivable (other than a Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made) which, by its terms, is delinquent more than 120 days or, with respect to a Receivable that is delinquent less than 120 days, the Servicer has (a) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, or (b) repossessed the Financed Vehicle.

PAYMENT OF DISTRIBUTABLE AMOUNTS

    Prior to each Distribution Date, the Servicer will calculate the Available Interest, the Available Principal, the Allocable Principal, the amount to be distributed to Noteholders and Certificateholders, and all other distributions, deposits and withdrawals to be made on the related Distribution Date. For this purpose, "Allocable Principal" shall mean an amount equal to the excess, if any, of (x) the sum of the principal balances of the Notes and the Certificates as of the close of business on the prior Distribution Date over (y) the principal balance of the Receivables as of the end of the related Collection Period. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account (after payment of the Supplemental Servicing Fee to the extent not previously retained by the Servicer) with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following payments and distributions in the following amounts and order of priority:

    1. to the Servicer, the Base Servicing Fee, including any unpaid Base Servicing Fees with respect to one or more prior Collection Periods, plus the amount of any payments in respect of Advances required to be reimbursed;

    2. on a pro rata basis (based on the amounts distributable to each class) to the Noteholders, the Noteholders' Interest Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clause (1) above);

    3. to the Noteholders, an amount equal to the Noteholders' Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) and (2) above);

    4. to the Reserve Account, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (3) above and that amount being the "Excess Amount"), that amount until the amount on deposit in that account equals the Specified Reserve Account Balance;

    5. after the Notes have been paid in full, to the holders of record of the Certificates (the "Certificateholders"), the Certificateholders' Principal Distributable Amount, from Available Amounts (after giving effect to the reduction in Available Amounts described in clauses (1) through (4) above); and

    6. any Available Amounts remaining after giving effect to the reduction in Available Amounts described in clauses (1) through (5) above, to the Seller.

    The Noteholders' Principal Distributable Amount will be allocated among the Notes so that no principal payments will be made on:

       1. the Class A-2 Notes until the Class A-1 Notes have been paid in full; and

       2. the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full.

    However, upon the acceleration of the Notes following an event of default, principal payments will be made to the holders of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes on a pro rata basis based on the outstanding principal balance of those classes of Notes.

    Notwithstanding the foregoing, if amounts actually allocated to the Noteholders on any Distribution Date are less than the Noteholders' Distributable Amount, funds will be withdrawn from the Reserve Account so that an amount equal to the Noteholders' Distributable Amount may be allocated to the Noteholders.

    No principal payments on the Certificates will be made until all of the Notes have been paid in full.

    For the purposes of this Prospectus Supplement, the following terms will have the following meanings:

    The "Certificateholders' Distributable Amount" will mean, with respect to any Distribution Date, the Certificateholders' Principal Distributable Amount for that Distribution Date.

    The "Certificateholders' Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of:

       1. the monthly amount of principal, if any, distributable to the Certificateholders' for that Distribution Date, calculated pursuant to the Sale and Servicing Agreement; and

       2. on the final scheduled Distribution Date for the Certificates, the amount necessary to reduce the outstanding principal amount of Certificates to zero; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the balance attributable to the Certificates.

    The "Noteholders' Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Interest Distributable Amount for the Notes plus the Noteholders' Principal Distributable Amount for that Distribution Date for the Notes.

    The "Noteholders' Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Noteholders' Monthly Interest Distributable Amount for that class for the preceding Distribution Date plus any outstanding Noteholders' Interest Carryover Shortfall for that class on that preceding Distribution Date, over the amount in respect of interest that is actually paid on the Notes of that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the Noteholders' Interest Carryover Shortfall at the related Interest Rate for the related Interest Period.

    The "Noteholders' Interest Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for all classes of Notes and the Noteholders' Interest Carryover Shortfall for all classes of Notes for one or more prior Distribution Dates.

    The "Noteholders' Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of that class).

    The "Noteholders' Monthly Principal Distributable Amount" will mean, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount for that Distribution Date.

    The "Noteholders' Percentage" will mean:

    1. for each Distribution Date until the principal amounts of all of the Notes have been paid in full, 100%; and

    2.  thereafter, 0%.

    The "Noteholders' Principal Carryover Shortfall" will mean, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Noteholders' Monthly Principal Distributable Amount for that class for the preceding Distribution Date over the amount in respect of principal that is actually paid as principal on that class on that Distribution Date.

    The "Noteholders' Principal Distributable Amount" will mean, with respect to any Distribution Date and a class of Notes, the sum of:

    1.  the Noteholders' Monthly Principal Distributable Amount; and

    2. on the Final Scheduled Distribution Date for that class of Notes, the amount necessary to reduce the outstanding principal amount of that class of Notes to zero; provided, however, that the Noteholders' Principal Distributable Amount with respect to a class of Notes shall not exceed the outstanding principal amount of that class.

    The "Principal Distributable Amount" will mean, with respect to any Distribution Date and the related Collection Period, an amount equal to the Allocable Principal for that Distribution Date.

                         SUBORDINATION; RESERVE ACCOUNT

    The rights of the Noteholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Total Servicing Fee, any additional servicing compensation described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" in this Prospectus Supplement and the reimbursement of outstanding Advances.

SUBORDINATION

    In addition, the rights of the Noteholders to receive distributions on the Receivables will be subject to the priorities set forth under "Summary--Terms of the Notes" and "Distributions on the Notes--Payment of Distributable Amounts" in this Prospectus Supplement.

RESERVE ACCOUNT

    The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive, to the extent described in this Prospectus Supplement, current distributions on the Receivables and by the establishment and maintenance of a segregated trust account containing money and other property deposited therein pursuant to the Sale and Servicing Agreement (the "Reserve Account"). The Reserve Account will be a segregated account in the name of the Indenture Trustee. The Reserve Account will be created with an initial deposit by the Seller on the Closing Date of an amount equal to $5,491,078.07 (the "Reserve Account Initial Deposit"). The Reserve Account will thereafter be funded by the deposit therein of all Excess Amounts, if any, for each Distribution Date to the extent necessary to restore or bring the amounts on deposit in the Reserve Account to the Specified Reserve Account Balance.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Notes and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the Seller, upon the direction of the Servicer, to the extent that funds on deposit in the Reserve Account exceed the Specified Reserve Account Balance. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on that Distribution Date) is greater than the Specified Reserve Account Balance for that Distribution Date, subject to limitations set forth in the Transfer and Servicing Agreements, the Indenture Trustee will include the amount of the excess in the amounts to be distributed to Certificateholders pursuant to clause (5) in the first paragraph under "Distributions on the Notes--Payment of Distributable Amounts" in this Prospectus Supplement. Upon any distribution to the Certificateholders of amounts in excess of the Specified Reserve Account Balance, the Noteholders will not have any rights in, or claims to, those amounts. Any excess amounts remaining thereafter will be paid to the Seller.

    The "Specified Reserve Account Balance" will initially be $5,491,078.07. In the event, however, that on any Distribution Date: (i) the annualized average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all liquidated Receivables, less any Net Liquidation Proceeds with respect to such liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds 3.5% or (ii) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds 2.0%, then the Specified Reserve Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (i) and (ii) above for three successive Distribution Dates) shall be a dollar amount equal to the greater of (i) $5,491,078.07 and (ii) 10% of the outstanding principal balance of the Notes and Certificates as of the preceding Distribution Date (after giving effect to payments of principal made on such Distribution Date).

    The Servicer may, from time to time after the date of this Prospectus Supplement, request each rating agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each rating agency delivers a letter to the Owner Trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes, then the Specified Reserve Account Balance will be determined in accordance with the new formula. The Sale and Servicing Agreement will accordingly be amended, without the consent of any Noteholder or Certificateholder, to reflect the new calculation.

    None of the Noteholders, the Indenture Trustee, the Owner Trustee or the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.

    The Reserve Account and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, the Reserve Account could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

THE TRANSFER AND SERVICING AGREEMENTS

    The description of the terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") in this Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the final signed Transfer and Servicing Agreements will be filed with the SEC following the issuance of the Notes. Any description of the Transfer and Servicing Agreements in this Prospectus Supplement supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying Prospectus.

ACCOUNTS

    In addition to the accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee or the Owner Trustee, as applicable, the Reserve Account and the Yield Supplement Account on behalf of the Noteholders.

COLLECTIONS

    The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the Sale and Servicing Agreement (including the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Sale and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may instruct the Owner Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Distribution Date. See "Description of the Transfer and Servicing Agreements--Collections" in the accompanying Prospectus.

    "Eligible Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the Notes.

    Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. See "Description of the Transfer and Servicing Agreements--Collections" in the accompanying Prospectus.

ADVANCES

    On or before the Business Day prior to each Distribution Date, the Servicer will make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period (an "Advance"). If the calculation results in a negative number, an amount equal to the negative amount will be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. The Servicer will not be required to make any Advances (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receivables. See "Description of the Transfer and Servicing Agreements--Advances" in the accompanying Prospectus.

SERVICING COMPENSATION

    The base servicing fee for the calendar month immediately preceding any Distribution Date (a "Collection Period") will be one-twelfth of 1.00% (the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period or, in the case of the first Distribution Date, the Original Pool Balance (the "Base Servicing Fee"). The Base Servicing Fee, together with any previously unpaid Base Servicing Fee, will be paid on each Distribution Date solely to the extent of Available Amounts. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account (the "Supplemental Servicing Fee"). See "Description of the Transfer and Servicing Agreements--Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements--Servicing Compensation" in the accompanying Prospectus. The Servicer will be paid the Base Servicing Fee and the Supplemental Servicing Fee (collectively the "Total Servicing Fee") for each Collection Period on the following Distribution Date related to that Collection Period. The Base Servicing Fee will be paid from Available Amounts prior to the payment of the Noteholders' Distributable Amounts or Certificateholders' Distributable Amounts.

YIELD SUPPLEMENT ACCOUNT AND YIELD SUPPLEMENT AGREEMENT

    Payments of the Yield Supplement Deposit will be made from funds on deposit in a segregated trust account to be established by the Seller and pledged to and maintained with the Indenture Trustee for the benefit of the holders of the Notes (the "Yield Supplement Account"). The "Yield Supplement Deposit" for each Collection Period means an aggregate amount (if positive), calculated by the Servicer, by which (1) one month's interest on the principal balance as of the first day of that Collection Period of each Yield Supplemented Receivable (other than a Liquidated Receivable, after the Collection Period in which that Receivable became a Liquidated Receivable) at a rate equal to the Required Rate exceeds (2) one month's interest on that principal balance at that Yield Supplemented Receivable's APR. "Yield Supplemented Receivables" are Receivables that have APRs which are less than the Required Rate. The "Required Rate" means, with respect to any Distribution Date, the sum of (1) the Interest Rate on the Class A-3 Notes, (2) the Servicing Rate of 1.00% and (3) 0.50%.

    If the Yield Supplement Deposit for any Distribution Date exceeds the amount available for withdrawal from the Yield Supplement Account on that Distribution Date, the Seller will not have any further obligation under the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Account. The amount required to be on deposit in the Yield Supplement Account (the "Required Yield Supplement Amount") will be equal to the lesser of (A) the maximum aggregate Yield Supplement Deposits that will become due under the Yield Supplement Agreement, assuming (1) that payments on the Receivables are made on their scheduled due dates, (2) that no Receivable becomes a prepaid Receivable, and (3) a discount rate of 2.5% and (B) $19,198,358.85. The amount on deposit in the Yield Supplement Account may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Account exceeds the Required Yield Supplement Amount on that Distribution Date, after giving effect to all distributions to be made on such Distribution Date, the excess will be paid to the Seller. The Yield Supplement Account will not be part of the Trust.

    Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Indenture Trustee and the Servicer. The Seller will assign the Yield Supplement Agreement to the Trust.

NET DEPOSITS

    As an administrative convenience and as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer, however, will account to the Owner Trustee as if all of the foregoing deposits and payments were made individually. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the accompanying Prospectus.

OPTIONAL PURCHASE

    The outstanding Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer or any successor to the Servicer exercises its option to purchase the Receivables. The Servicer or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Transfer and Servicing Agreements--Termination." The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on those Notes on the date of the optional purchase.

REMOVAL OF SERVICER

    The Indenture Trustee or Noteholders evidencing a majority of the voting interests of Notes may terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement upon:

    1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the Owner Trustee or the Indenture Trustee, as applicable, for deposit in any account any required payment or to direct the Owner Trustee or the Indenture Trustee, as applicable, to make any required distributions from that account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure from the Owner Trustee or the Indenture Trustee, as applicable,
       (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, of written notice of the failure from the holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes, acting together as the single class; or (b) discovery of that failure by any officer of the Servicer;

    2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Sale and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the Owner Trustee or the Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the Owner Trustee or the Indenture Trustee, as applicable, by the holders of Notes evidencing not less than 25% in principal amount of those outstanding Notes or holders of Certificates evidencing not less than 25% of the balance attributable to the Certificates, each acting together as a single class; and

    3.  the occurrence of an insolvency event of the Servicer.

    Under those circumstances, authority and power shall, without further action, pass to and be vested in the Indenture Trustee or a successor Servicer appointed under the Sale and Servicing Agreement. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. Upon receipt of notice of the occurrence of a Servicer Default, the Indenture Trustee shall give notice thereof to the rating agencies. Upon payment in full of the principal and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders with respect to removal of the Servicer.

DUTIES OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

    The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the authentication of the Certificates), the Notes or of any Receivables or related documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Owner Trustee will not independently verify the Receivables. The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes a Servicer Default unless the Owner Trustee obtains actual knowledge of the failure as specified in the Trust Agreement.

    The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

    The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than authentication of the Notes) or of any Receivables or related documents, and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account. The Indenture Trustee will not independently verify the Receivables. If no Event of Default or Servicer Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default or Servicer Default unless the Indenture Trustee obtains actual knowledge of the failure as specified in the Indenture.

    The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee in connection with the exercise of those rights. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, other than with respect to the failure by the Seller or the Servicer, as applicable, to remit payment, unless that Noteholder previously has given to the Indenture Trustee written notice of the Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holders of the Notes evidencing not less than 25% of the voting interests of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute that proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

    Chase Manhattan Bank Delaware will be the Owner Trustee under the Trust Agreement. As a matter of Delaware law, the Trust will be viewed as a separate legal entity, distinct from the Owner Trustee, and the Trust will be viewed as the issuer of the Certificates. Norwest Bank Minnesota, National Association, will be the Indenture Trustee under the Indenture. The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees.

    For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Owner Trustee or the Servicer and the Indenture Trustee, in each case acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement or the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

    The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

    The Trust Agreement will provide that the Servicer will pay the fees of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by NMAC and the Seller for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as the case may be). The Trust Agreement and the Indenture will further provide that the Seller and the Servicer will indemnify the Owner Trustee and the Indenture Trustee for specified taxes that may be asserted in connection with the transaction.

                        MATERIAL INCOME TAX CONSEQUENCES

    In the opinion of O'Melveny & Myers LLP, tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

    See the discussion under "Material Income Tax Consequences--Tax Treatment of Owner Trusts" in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

    The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

    The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates:

    1. is a "fiduciary" as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code with respect to those Plan assets; or

    2.  is an employer maintaining or contributing to the Plan;

or if a Certificateholder is a fiduciary with respect to those Plan assets and participates in the decision to acquire the Notes.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                                           PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                             OF CLASS A-1       OF CLASS A-2       OF CLASS A-3
                      UNDERWRITERS                               NOTES              NOTES              NOTES
---------------------------------------------------------  -----------------  -----------------  -----------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...................................   $    48,962,500    $    65,000,000    $    51,685,000
Banc of America Securities LLC...........................        48,962,500         65,000,000         51,685,000
Chase Securities Inc.....................................        48,962,500         65,000,000         51,685,000
J.P. Morgan Securities Inc...............................        48,962,500         65,000,000         51,685,000
                                                           -----------------  -----------------  -----------------
Total....................................................   $   195,850,000    $   260,000,000    $   206,740,000

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes if any of the Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of 0.080% of the denominations of the Notes per Class A-1 Note, 0.140% per Class A- 2 Note, and 0.160% per Class A-3 Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of 0.060% per Class A-1 Note, 0.090% per Class A-2 Note, and 0.110% per Class A-3 Note to some other dealers. After the initial public offering of the Notes, the public offering price and those concessions may be changed.

    The Seller and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the Securities and Exchange Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

    The Notes are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that they intend to make a market in the Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

    The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

    The Seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the Receivables (prior to their sale to the Trust). One or more of the Underwriters (or (i) their respective affiliates or (ii) entities for which their respective affiliates act as administrator and/or provide liquidity lines) may have acted as a "warehouse lender" to the Seller or its affiliates, and may receive a portion of such proceeds as repayment of such "warehouse" debt.

    The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act of 1933, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Notes of any class at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Notes of any class on behalf of the Underwriters for the purpose of fixing or maintaining the price of those Notes. A "syndicate covering transaction" is the bid for or the purchase of those Notes of any class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A "penalty bid" is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Notes of any class originally sold by the other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other Underwriter or syndicate member.

    Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Notes of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Security to the extent that it discourages resale of that Security. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Notes. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

    Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to such trade expressly agree otherwise. Because delivery of Notes to purchasers hereunder will settle more than three business days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof should consult their own advisors.

                                 LEGAL OPINIONS

    In addition to the legal opinions described in the accompanying Prospectus, legal matters relating to the Notes and federal income tax and California state income tax and other matters will be passed upon for the Trust by O'Melveny & Myers LLP, and certain matters relating to the issuance of the Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

                                 INDEX OF TERMS

ABS...................................  S-17
ABS Table.............................  S-17
Administrative Purchase Payments......  S-25
Advance...............................  S-30
Allocable Principal...................  S-25
APR...................................  S-11
Available Amounts.....................  S-24
Available Interest....................  S-24
Available Principal...................  S-25
Base Servicing Fee....................  S-30
Business Day..........................  S-22
Certificateholders....................  S-26
Certificateholders' Distributable
  Amount..............................  S-26
Certificateholders' Principal
  Distributable Amount................  S-26
Certificates..........................  S-10
Closing Date..........................  S-11
Code..................................  S-34
Collection Period.....................  S-30
Cutoff Date...........................  S-11
Dealer Recourse.......................  S-10
Dealers...............................  S-11
Defaulted Receivable..................  S-25
Determination Date....................  S-24
Distribution Date.....................  S-22
Eligible Investments..................  S-30
Excess Amount.........................  S-26
fiduciary.............................  S-35
Final Scheduled Distribution Date.....  S-15
Financed Vehicles.....................  S-11
forward looking statements............  S-21
Global Securities.....................  S-38
Indenture Trustee.....................  S-11
Interest Period.......................  S-22
Interest Rate.........................  S-22
Net Liquidation Proceeds..............  S-24
New Regulations.......................  S-41
Nissan................................  S-20
NMAC..................................  S-10
Non-U.S. Person.......................  S-41
Note Factor...........................  S-20
Noteholders...........................  S-22
Noteholders' Distributable Amount.....  S-26
Noteholders' Interest Carryover
  Shortfall...........................  S-26
Noteholders' Interest Distributable
  Amount..............................  S-27
Noteholders' Monthly Interest
  Distributable Amount................  S-27
Noteholders' Monthly Principal
  Distributable Amount................  S-27
Noteholders' Percentage...............  S-27
Noteholders' Principal Carryover
  Shortfall...........................  S-27
Noteholders' Principal Distributable
  Amount..............................  S-27
Notes.................................  S-22
Obligors..............................  S-11
Owner Trustee.........................  S-10
penalty bid...........................  S-36
Plan..................................  S-34
Pool Balance..........................  S-20
Pool Factor...........................  S-20
Principal Distributable Amount........  S-27
Receivables...........................  S-11
Redemption Price......................  S-31
Required Rate.........................  S-31
Required Yield Supplement Amount......  S-31
Reserve Account.......................  S-28
Reserve Account Initial Deposit.......  S-28
Sale and Servicing Agreement..........  S-10
Seller................................  S-10
Servicer..............................  S-10
Servicer Default......................  S-23
Servicing Rate........................  S-30
Specified Reserve Account Balance.....  S-28
stabilizing bid.......................  S-36
Supplemental Servicing Fee............  S-30
syndicate covering transaction........  S-36
Total Servicing Fee...................  S-30
Transfer and Servicing Agreements.....  S-29
Trust.................................  S-10
Trust Agreement.......................  S-10
Underwriters..........................  S-35
Underwriting Agreement................  S-35
Warranty Purchase Payments............  S-24
Yield Supplement Account..............  S-31
Yield Supplement Deposit..............  S-31
Yield Supplemented Receivables........  S-31

                                    ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in specified circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Cedelbank or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

    Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Cedelbank and Euroclear (in that capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

    TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (1) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

        (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of that change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

    The term "Non-U.S. Person" means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

    Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding rules described above, and pursuant to which the certification procedures discussed above will be modified. It is suggested that prospective investors consult their own tax advisers regarding the New Regulations.

    This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS

                         NISSAN AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                      NISSAN AUTO RECEIVABLES CORPORATION,
                                     SELLER

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                    SERVICER

THE TRUSTS:

1.  A new trust will be formed to issue each series of securities.

2.  Each trust will consist of:

    - a pool of retail installment sales contracts secured by new, near-new or used automobiles and light-duty trucks; and

    -  other assets specified in the applicable prospectus supplement.

THE SECURITIES:

1.  will be asset-backed securities sold periodically in one or more series;

2.  will be paid only from the assets of the related trust;

3. will be issued as part of a designated series that may include one or more classes; and

4.  will consist of:

    -  notes (which will be treated as indebtedness of the trust) and/or

    - certificates (which will represent an undivided ownership interest in the trust).

YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

                The date of this prospectus is August 25, 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the securities in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of securities including your series, and the accompanying prospectus supplement, which will describe the specific terms of the offered securities.

    We have started with several introductory sections describing the trust and the securities in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

    * Summary of Terms--gives a brief introduction to the securities to be offered; and

    * Risk Factors--describes briefly some of the risks to investors of a purchase of the securities.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 77 in this prospectus.

    Whenever we use words like "intends," anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

    The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The securities are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the securities.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND PROVIDES A GENERAL OVERVIEW OF RELEVANT TERMS OF THE SECURITIES. YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING.

ISSUER                              The trust to be formed for each series of securities. If
                                    the trust issues notes and certificates, it will be
                                    formed by a trust agreement between the seller and the
                                    trustee of the trust. If the trust issues only
                                    certificates, it will be formed by a pooling and
                                    servicing agreement among the seller, the servicer and
                                    the trustee of the trust.

SELLER                              Nissan Auto Receivables Corporation.

SERVICER                            Nissan Motor Acceptance Corporation.

SECURITIES OFFERED                  NOTES--A series of securities may include one or more
                                    classes of notes. Notes of a series will be issued
                                    pursuant to an indenture.
                                    CERTIFICATES--Each series of securities will include one
                                    or more classes of certificates, whether or not a class
                                    of notes is issued as part of the series. The applicable
                                    prospectus supplement will describe the following:

                                    1. if any notes are issued, the priority of payments (a)
                                       between the notes and certificates and (b) among
                                       different classes of notes; and

                                    2. the priority of payments among different classes of
                                       certificates.

                                    TERMS--The terms of each class of notes and certificates
                                    in a series described in the applicable prospectus
                                    supplement will include the following:

                                    1. the stated principal amount of each class of notes
                                    and the stated certificate balance of each class of
                                       certificates; and

                                    2. the interest rate (which may be fixed, variable,
                                    adjustable or some combination of these rates) or method
                                       of determining the interest rate.

                                    A class of notes may differ from other classes of notes
                                    and a class of certificates may differ from other
                                    classes of certificates in one or more aspects,
                                    including:

                                    1. timing and priority of payments;

                                    2. seniority;

                                    3. allocations of losses;

                                    4. interest rate or formula;

                                    5. amount of interest or principal payments;

                                    6. whether interest or principal will be payable to
                                    holders of the class if specified events occur; and

                                    7. the right to receive collections from designated
                                    portions of the receivables owned by the trust.

THE RECEIVABLES                     Purchasers of Nissan and Infiniti cars and light-duty
                                    trucks often finance their purchases by entering into
                                    retail installment sales contracts with Nissan and
                                    Infiniti dealers who then resell the contracts to Nissan
                                    Motor Acceptance Corporation, including its Infiniti
                                    Financial Services division. These contracts are
                                    referred to as "receivables," and the underlying
                                    vehicles are referred to as the "financed vehicles." The
                                    purchasers of the financed vehicles are referred to as
                                    the "obligors." The terms of the contracts must meet
                                    specified Nissan Motor Acceptance Corporation
                                    requirements.

                                    On or before the date the securities of a series are
                                    issued, Nissan Motor Acceptance Corporation will sell a
                                    specified amount of receivables to Nissan Auto
                                    Receivables Corporation, the seller. The seller will
                                    then sell those receivables to the trust. The sale by
                                    the seller to the trust will be documented under:

                                    1. a pooling and servicing agreement among the seller,
                                    the servicer and the trustee (if the trust will be
                                       treated as a grantor trust for federal income tax
                                       purposes); or

                                    2. a sale and servicing agreement among the seller, the
                                       servicer and the trust (if the trust will be treated
                                       other than as a grantor trust for federal income tax
                                       purposes).

                                    The receivables to be sold by Nissan Motor Acceptance
                                    Corporation to the seller and resold to the trust will
                                    be selected based on criteria specified in the pooling
                                    and servicing agreement or the sale and servicing
                                    agreement, whichever is applicable. These criteria will
                                    be described in the applicable prospectus supplement.

THE TRUST PROPERTY                  The property of each trust:

                                    1. will be described in the prospectus supplement;

                                    2. will primarily be a pool of receivables secured by
                                    new, near- new and used financed vehicles and amounts
                                       due or collected under the receivables on or after a
                                       specified cutoff date; and

                                    3. will include related assets such as:

                                    - security interests in the financed vehicles;

                                    - proceeds from claims on related insurance policies;

                                    - the rights of the seller in rebates of premiums and
                                    other amounts relating to insurance policies and other
                                      items financed under the receivables;

                                    - the rights of the seller in the agreements identified
                                    in the prospectus supplement; and

                                    - amounts deposited in specified bank accounts.

CREDIT AND CASH FLOW ENHANCEMENT    The trusts may include features designed to provide
                                    protection to one or more classes of securities. These
                                    features are

                                    referred to as "credit enhancement." Credit enhancement
                                    may include any one or more of the following:

                                    1. subordination of one or more other classes of
                                       securities;

                                    2. one or more reserve accounts;

                                    3. over-collateralization;

                                    4. letters of credit or other credit facilities;

                                    5. surety bonds;

                                    6. guaranteed investment contracts;

                                    7. repurchase obligations;

                                    8. cash deposits; or

                                    9. other agreements or arrangements providing for other
                                    third party payments or other support.

                                    In addition, the trusts may include features designed to
                                    ensure the timely payment of amounts owed to
                                    securityholders. These features may include any one or
                                    more of the following:

                                    1. yield supplement agreements;

                                    2. liquidity facilities;

                                    3. cash deposits; or

                                    4. other agreements or arrangements providing for other
                                    third party payments or other support.

                                    The specific terms of any enhancement applicable to a
                                    trust or to the securities issued by a trust will be
                                    described in detail in the applicable prospectus
                                    supplement.

SERVICING FEE                       Nissan Motor Acceptance Corporation will service the
                                    receivables. In that capacity, the servicer will handle
                                    all collections, administer defaults and delinquencies
                                    and otherwise service the receivables. The trust will
                                    pay the servicer a monthly fee equal to a percentage of
                                    the total principal balance of the receivables at the
                                    beginning of the preceding month specified in the
                                    applicable prospectus supplement. The servicer will also
                                    receive additional servicing compensation in the form of
                                    investment earnings, late fees, prepayment fees and
                                    other administrative fees and expenses or similar
                                    charges received by the servicer during that month.

ADVANCES                            The servicer will be obligated to advance to the trust
                                    interest on the receivables that is due but unpaid by
                                    the obligor. The servicer will not be required to make
                                    any advance (other than the advance of an interest
                                    shortfall arising from a prepaid receivable) if it
                                    determines that it will not be able to recover an
                                    advance from an obligor. The trust will reimburse the
                                    servicer for those advances from excess interest
                                    collections on the related receivables. In addition, if
                                    a receivable is liquidated or if a receivable becomes a
                                    "defaulted receivable," the servicer will be reimbursed
                                    for all outstanding advances from general collections on
                                    the receivables.

                                    YOU SHOULD REFER TO "DESCRIPTION OF THE TRANSFER AND
                                    SERVICING AGREEMENTS--ADVANCES" IN THIS PROSPECTUS FOR
                                    MORE DETAILED INFORMATION ON ADVANCES AND REIMBURSEMENT
                                    OF ADVANCES.

TRUSTEE                             The trustee for each series of securities will be named
                                    in the prospectus supplement for that series.

INDENTURE TRUSTEE                   If the trust issues notes, the trustee for the indenture
                                    pursuant to which the notes will be issued will be named
                                    in the prospectus supplement for that series.

OPTIONAL PURCHASE                   The servicer may redeem any outstanding securities when
                                    the outstanding aggregate principal balance of the
                                    receivables declines to 10% or below of the original
                                    total principal balance of the receivables as of the
                                    cutoff date.

                                    YOU SHOULD REFER TO "DESCRIPTION OF THE TRANSFER AND
                                    SERVICING AGREEMENTS--TERMINATION" IN THIS PROSPECTUS
                                    FOR MORE DETAILED INFORMATION ON THE OPTIONAL PURCHASE
                                    OF SECURITIES.

TAX STATUS                          GRANTOR TRUSTS--The applicable prospectus supplement
                                    will specify whether a trust will be treated as a
                                    grantor trust for federal income tax purposes. If a
                                    trust is nominally referred to as a "grantor trust" in
                                    the applicable prospectus supplement, special tax
                                    counsel to the trust will be required to deliver an
                                    opinion that:

                                    1. the trust will be treated as a grantor trust for
                                    federal income and California franchise and income tax
                                       purposes; and

                                    2. the trust will not be subject to federal income tax
                                    or California franchise and income tax.

                                    OWNER TRUSTS--If the trust is nominally referred to as
                                    an "owner trust" in the applicable prospectus
                                    supplement, special tax counsel to the trust will be
                                    required to deliver an opinion for federal income tax
                                    purposes and California income and franchise tax
                                    purposes:

                                    1. as to the characterization as debt of the notes
                                    issued by the trust; and

                                    2. that the trust will not be characterized as an
                                    association (or a publicly traded partnership) taxable
                                       as a corporation.

                                    If a trust is nominally referred to as an "owner trust"
                                    in the applicable prospectus supplement:

                                    1. by purchasing a note, you will be agreeing to treat
                                    the note as indebtedness for tax purposes; and

                                    2. by purchasing a certificate, you will be agreeing to
                                    treat the trust as a partnership in which you are a
                                       partner for federal income tax purposes and
                                       California income and franchise tax purposes.

                                    Applicable taxing authorities could impose alternative
                                    tax characterizations of the trust and the certificates.
                                    However,

                                    these characterizations generally will not result in
                                    material adverse tax consequences to securityholders.

                                    YOU SHOULD REFER TO "MATERIAL INCOME TAX CONSEQUENCES"
                                    IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS
                                    SUPPLEMENT FOR MORE DETAILED INFORMATION ON THE
                                    APPLICATION OF FEDERAL AND CALIFORNIA TAX LAWS.

ERISA CONSIDERATIONS                NOTES--Notes will generally be eligible for purchase by
                                    employee benefit plans.

                                    UNSUBORDINATED GRANTOR TRUST CERTIFICATES--Certificates
                                    of a class issued by a grantor trust that are not
                                    subordinated to any other class will generally be
                                    eligible for purchase by employee benefit plans.

                                    OTHER CERTIFICATES--Subordinated classes of certificates
                                    issued by a grantor trust and certificates issued by
                                    owner trusts will not be eligible for purchase by an
                                    employee benefit plan or individual retirement account.

                                    YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS
                                    PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT FOR
                                    MORE DETAILED INFORMATION REGARDING THE ERISA
                                    ELIGIBILITY OF ANY CLASS OF SECURITIES.

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS AND THE RISKS DESCRIBED IN THE SECTION CAPTIONED "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT IN DECIDING WHETHER TO PURCHASE SECURITIES OF ANY CLASS.

YOU MUST RELY FOR         The securities represent interests solely in the trust or indebtedness of the
REPAYMENT ONLY UPON       trust and will not be insured or guaranteed by Nissan Motor Acceptance
PAYMENTS FROM THE         Corporation (the servicer), Nissan Auto Receivables Corporation (the seller), or
TRUST'S ASSETS WHICH MAY  any of their respective affiliates, or the related trustee or any other person
NOT BE SUFFICIENT TO      or entity other than the trust. The only source of payment on your securities
MAKE FULL PAYMENTS ON     are payments received on the receivables and, if and to the extent available,
YOUR SECURITIES.          any credit enhancement for the trust, including amounts on deposit in the reserve account or subordination spread account established for that trust.
                          However, although funds in the reserve account or subordination spread account will be available to cover shortfalls in distributions of interest on and principal of your securities, funds to be deposited in this account are limited.
                          If the funds in this account are exhausted, your securities will be paid solely from current distributions on the receivables. SEE "SUBORDINATION; RESERVE
                          ACCOUNT" OR "SUBORDINATION; SUBORDINATION SPREAD ACCOUNT" IN THE APPLICABLE
                          PROSPECTUS SUPPLEMENT. In limited circumstances, the trust will also have access to the funds in the yield supplement account. SEE "DESCRIPTION OF THE TRANSFER
                          AND SERVICING AGREEMENTS--YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT"
                          IN THIS PROSPECTUS.

                          The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes if the sale meets requirements set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In that circumstance, the principal amount of the notes and the balance of the certificates will not be paid in full.

YOU MAY EXPERIENCE        You may receive payment of principal on your securities earlier than you
REDUCED RETURNS ON YOUR   expected for the reasons set forth below. You may not be able to reinvest the
INVESTMENT RESULTING      principal paid to you earlier than you expected at a rate of return that is
FROM PREPAYMENTS,         equal to or greater than the rate of return on your securities.
REPURCHASES OR EARLY      Prepayments on the receivables by the related obligors and purchases of the
TERMINATION OF THE        receivables by the seller and the servicer will shorten the life of the
TRUST.                    securities to an extent that cannot be fully predicted.

                          The seller will be required to repurchase receivables from the trust if there is a breach of the representations and warranties relating to those receivables that materially adversely affects those receivables. Nissan Motor Acceptance
                          Corporation, as servicer, will also be required to purchase receivables from the trust if it breaches its servicing obligations with respect to those receivables. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the initial aggregate principal balance of the receivables on the related cutoff date.

                          Further, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                          The final payment of each class of securities is expected to occur prior to its scheduled final payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its scheduled final payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

INTERESTS OF OTHER        Another person could acquire an interest in a receivable that is superior to the
PERSONS IN THE            trust's interest in that receivable because the receivables will not be
RECEIVABLES AND FINANCED  segregated or marked as belonging to the trust. The seller will cause financing
VEHICLES COULD BE         statements to be filed with the appropriate governmental authorities to perfect
SUPERIOR TO THE TRUST'S   the trust's interest in the receivables. However, the servicer will continue to
INTEREST, WHICH MAY       hold the receivables. If another party purchases (or takes a security interest
RESULT IN REDUCED         in) one or more receivables for new value in the ordinary course of business and
PAYMENTS ON YOUR          obtains possession of those receivables without actual knowledge of the trust's
SECURITIES.               interest because of the failure to segregate or mark those receivables, the new purchaser (or secured party) will acquire an interest in those receivables superior to the interest of the trust.

                          Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest in the vehicle because of the failure to identify the trust as the secured party on the related certificate of title.
                          While Nissan Motor Acceptance Corporation, as originator, will assign its security interest in the financed vehicles to the seller, and the seller will assign to the trust its security interests in the financed vehicles, the servicer will continue to hold the certificates of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. Because the trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the trust in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the trust may not have a perfected security interest in the financed vehicles in every state.

                          The possibility that the trust may not have a perfected security interest in the financed vehicles may affect the trust's ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. SEE "MATERIAL LEGAL ASPECTS OF THE
                          RECEIVABLES--SECURITY INTERESTS" IN THIS PROSPECTUS.

RECEIVABLES THAT FAIL TO  Many federal and state consumer protection laws regulate consumer contracts such
COMPLY WITH CONSUMER      as the receivables. If any of the receivables do not comply with one or more of
PROTECTION LAWS MAY BE    these laws, the servicer may be prevented from or delayed in collecting amounts
UNENFORCEABLE, WHICH MAY  due on the receivables. If that happens, payments on the securities could be
RESULT IN LOSSES ON YOUR  delayed or reduced. Each of Nissan Auto Receivables Corporation and Nissan Motor
INVESTMENT.               Acceptance Corporation will make representations and warranties relating to the receivables' compliance with law and the trust's ability to enforce the contracts. If Nissan Auto Receivables Corporation or Nissan Motor Acceptance
                          Corporation breaches any of these representations or warranties, the trust's sole remedy will be to require Nissan Auto Receivables Corporation to repurchase the affected receivables. SEE "MATERIAL LEGAL ASPECTS OF THE
                          RECEIVABLES--CONSUMER PROTECTION LAWS" IN THIS PROSPECTUS.

BANKRUPTCY OF NISSAN      If Nissan Motor Acceptance Corporation, the servicer, or Nissan Auto Receivables
MOTOR ACCEPTANCE          Corporation, the seller, becomes subject to bankruptcy proceedings, you could
CORPORATION (SERVICER)    experience losses or delays in the payments on your securities. Nissan Motor
OR NISSAN AUTO            Acceptance Corporation will sell the receivables to Nissan Auto Receivables
RECEIVABLES CORPORATION   Corporation, and Nissan Auto Receivables Corporation will in turn transfer the
(SELLER) COULD RESULT IN  receivables to the trust. However, if Nissan Motor Acceptance Corporation or
LOSSES OR DELAYS IN       Nissan Auto Receivables Corporation becomes subject to a bankruptcy proceeding,
PAYMENTS ON YOUR          the court in the bankruptcy proceeding could conclude that Nissan Motor
SECURITIES.               Acceptance Corporation or Nissan Auto Receivables Corporation still owns the receivables by concluding that the sale to the seller or the trust was not a
                          "true sale" or, in the case of a bankruptcy of Nissan Motor Acceptance
                          Corporation, that the seller should be consolidated with Nissan Motor Acceptance
                          Corporation for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the securities as a result of, among other things:

                          1.  the "automatic stay," which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

                          2.  tax or government liens on Nissan Motor Acceptance Corporation's or Nissan
                              Auto Receivables Corporation's property (that arose prior to the transfer of a receivable to the trust) having a prior claim on collections before the collections are used to make payments on your securities; and

                          3.  the trust not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by Nissan Motor Acceptance Corporation at the time Nissan Motor Acceptance
                              Corporation becomes the subject of a bankruptcy proceeding.

                          The seller will take steps in structuring each transaction described in this prospectus and the applicable prospectus supplement to minimize the risk that a court would consolidate the seller with Nissan Motor Acceptance Corporation for bankruptcy purposes or conclude that the sale of receivables to the seller or the trust was not a "true sale." SEE "MATERIAL LEGAL ASPECTS OF THE
                          RECEIVABLES--MATERIAL BANKRUPTCY CONSIDERATIONS" IN THIS PROSPECTUS.

PROCEEDS OF THE SALE OF   If so directed by the holders of the requisite percentage of outstanding notes
RECEIVABLES MAY NOT BE    of a series, following an acceleration of the notes upon an event of default,
SUFFICIENT TO PAY YOUR    the indenture trustee will sell the receivables owned by the trust only in
SECURITIES IN FULL;       limited circumstances. However, there is no assurance that the market value of
FAILURE TO PAY PRINCIPAL  those receivables will at any time be equal to or greater than the aggregate
ON YOUR NOTES WILL NOT    principal amount of the notes or the sum of the aggregate principal amount of
CONSTITUTE AN EVENT OF    the notes and the aggregate principal balance of the certificates. Therefore,
DEFAULT UNTIL MATURITY.   upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account or subordination spread account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for your notes. SEE "THE NOTES--THE INDENTURE--EVENTS OF
                          DEFAULT; RIGHTS UPON EVENT OF DEFAULT" IN THIS PROSPECTUS.

                            FORMATION OF THE TRUSTS

    Nissan Auto Receivables Corporation (the "Seller") will establish each trust (each, a "Trust") pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") or a Pooling and Servicing Agreement (as amended from time to time, the "Pooling and Servicing Agreement"), as applicable.

    The terms of each series of notes (the "Notes") or certificates (the "Certificates" and, together with the Notes, the "Securities") issued by each Trust (the "Issuer"), and additional information concerning the assets of each issuer and any applicable credit enhancement will be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

                             PROPERTY OF THE TRUSTS

    The property of each Trust will consist of a pool (each, a "Receivables Pool") of retail installment sale contracts originated on or after the date specified in the applicable Prospectus Supplement, between Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors"). These contracts are referred to as the "Receivables" and evidence the indirect financing made available by Nissan Motor Acceptance Corporation ("NMAC") to the Obligors. The Receivables are secured by new, near-new and used Nissan and Infiniti automobiles and light-duty trucks (the "Financed Vehicles") and all principal and interest payments made on or after the applicable cutoff date (each, a "Cutoff Date") and other property, all as specified in the applicable Prospectus Supplement. "Near-new" automobiles and light-duty trucks are pre-owned Nissan and Infiniti vehicles that are not greater than three model-years old as of the contract origination year. "New" vehicles may include "demonstration" vehicles, which are not titled in some states and may be classified as new vehicles in those states.

    The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC, including its Infiniti Financial Services division (the "Dealer Agreements"). NMAC will purchase the Receivables of each Receivables Pool in the ordinary course of business pursuant to the Dealer Agreements.

    On or before the date of the initial issuance of any series of Securities (each, a "Closing Date"),

    NMAC will sell the Receivables comprising the related Receivables Pool to the Seller, and the Seller will sell those Receivables to the Trust pursuant to, if the trust is to be treated other than as a grantor trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement. NMAC will continue to service the Receivables.

    In addition to the Receivables, the property of each Trust will also include the following:

    1. amounts that may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

    2.  security interests in the Financed Vehicles and any related property;

    3. the rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;

    4. NMAC's right to receive payments from Dealers pursuant to repurchase by the Dealers of Receivables which do not meet specified representations made by the Dealers ("Dealer Recourse");

    5. the Seller's right under, as applicable, the Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Purchase Agreement and the Yield Supplement Agreement, if any;

    6. the Seller's right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable;

    7. the Seller's right in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the related Cutoff Date; and

    8.  all proceeds of the foregoing.

    Various forms of credit enhancement may be used to benefit holders of the related Securities, including a Reserve Account. In limited circumstances, a Trust will also have access to the funds in the Yield Supplement Account. The property of each Trust will not include amounts on deposit from time to time in any Yield Supplement Account or Reserve Account.

                                THE RECEIVABLES

    NMAC purchased the Receivables from the Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. The Receivables to be held by each Trust will be randomly selected from those automobile and/or light-duty truck retail installment sales contracts in NMAC's portfolio that meet several criteria. The Seller will not use selection procedures adverse to Securityholders when selecting the Receivables from qualifying retail installment sale contracts. These criteria provide that each Receivable:

    1.  was originated in the United States;

    2. provides for level monthly payments which provide interest at the annual percentage rate ("APR") and fully amortize the amount financed over an original term to maturity no greater than the specified number of months set forth in the applicable Prospectus Supplement;

    3. is attributable to the purchase of a new, near-new or used automobile or light-duty truck and is secured by that vehicle; and

    4. satisfies the other criteria, if any, set forth in the applicable Prospectus Supplement.

    All of the Receivables are simple interest contracts. In general, under a simple interest contract, as payments are received they are applied first to pay accrued interest, second, to pay principal until the principal balance is brought current, and third, to reduce any unpaid late charges or associated fees as provided in the Receivable. Any remaining amounts are then applied to reduce the remaining principal balance of the Receivable.

    Because interest accrues daily throughout each payment period, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that payment period will be less than it would be if the payment were made on the due date. Similarly, the portion of that monthly payment allocable to principal will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for that payment period will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to principal will be correspondingly smaller. Accordingly, the timing and amount of prior payments will determine the amount of the scheduled final monthly payment.

UNDERWRITING OF MOTOR VEHICLE LOANS

    NMAC purchases automobile and light-duty truck retail installment sales contracts from approximately 1,240 Dealers located throughout the United States, including the District of Columbia, and in Guam. These contracts are underwritten using NMAC's standard underwriting procedures. The

Receivables are originated by Dealers in accordance with NMAC's requirements under existing Dealer Agreements and will be purchased in accordance with NMAC's underwriting procedures which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

    The Seller requires that applications received from Dealers be signed by the applicant and contain, among other information, the applicant's name, address, social security number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, NMAC obtains a credit report from an independent credit bureau reporting agency.

    NMAC's credit decision is influenced by, among other things, the applicant's credit score as obtained from a statistically derived empirical credit scoring process. The credit scoring process considers credit bureau, application and contract information. The credit scoring process also takes into account debt ratios, such as car payment to income and total debt payments to total income, residential status, monthly mortgage or rent payment, bank accounts and other personal information. NMAC makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested.

    NMAC uses risk-based pricing which includes a tiered system of interest rates and loan-to-value ratios representing the varying degrees of risk assigned to different ranges of credit risk. If NMAC considers an Obligor to be relatively less credit worthy (and, as a result, a greater risk), NMAC will assign the Obligor a higher interest rate and a lower permissible loan-to-value ratio.

    NMAC's retail contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires Obligors to provide evidence of insurance at the time of purchase, but performs no subsequent verification of continued coverage. NMAC will not be obligated to make payments to a Trust for any loss when third party insurance has not been maintained.

SERVICING OF THE RECEIVABLES

    NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when a payment is 15 days past due. If a payment is delinquent, NMAC will soon thereafter mail notices and initiate telephone contacts requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See "Material Legal Aspects of the Receivables-- Deficiency Judgments and Excess Proceeds." NMAC attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

                                USE OF PROCEEDS

    Each Trust will use the net proceeds from the sale of the Securities of a given series to purchase Receivables from the Seller. The Seller will use the net proceeds it receives from any Trust to purchase Receivables from NMAC.

                                  THE TRUSTEE

    The trustee for each Trust (the "Trustee") or the trustee under any Indenture pursuant to which Notes are issued (the "Indenture Trustee") will be specified in the applicable Prospectus Supplement.

The Trustee's or the Indenture Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of that Trustee or Indenture Trustee set forth in the related Trust Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust may also remove a Trustee or Indenture Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Trust Agreement, Sale and Servicing Agreement or Indenture, as applicable. The Servicer for a Trust that is a grantor trust may remove a Trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related Pooling and Servicing Agreement. In those circumstances, the Servicer or, in the case of a series that includes Notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

                                   THE SELLER

    The Seller is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on August 5, 1991. The Seller was organized for limited purposes, which include purchasing receivables from NMAC and transferring those receivables to third parties. The Seller's certificate of incorporation limits the activities of the Seller to the foregoing purposes. The Seller has no substantial assets other than those related to those activities. The principal executive offices of the Seller are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8013.

                                  THE SERVICER

    Nissan Motor Acceptance Corporation ("NMAC" or the "Servicer") was incorporated in California in November of 1981 and began operations in February of 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. ("NNA"), the primary distributor of Nissan vehicles in the continental United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation ("Nissan"), which is a worldwide manufacturer and distributor of motor vehicles, industrial equipment and aerospace products.

    NMAC provides indirect automotive consumer loan and lease financing and direct dealer financing, through (and to) approximately 1,090 Nissan and 150 Infiniti Dealers in the United States. NMAC's underwriting, servicing and collection activities are conducted principally at a processing center in Dallas, Texas.

    The principal executive offices of the Servicer are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8000.

           WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR SECURITIES

    THE TRUST--The Trustee will provide to securityholders ("Securityholders") (which shall be Cede & Co. ("Cede") as the nominee of DTC unless definitive Securities are issued under the limited circumstances described in this Prospectus) unaudited monthly and annual reports concerning the Receivables and other specified matters. See "Description of the Transfer and Servicing Agreements-- Statements to Securityholders" and "--Evidence as to Compliance" in this Prospectus. Copies of these reports may be obtained at no charge at the offices specified in the applicable Prospectus Supplement.

    THE SELLER--Nissan Auto Receivables Corporation, as Seller of the Receivables, has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") of which this Prospectus forms a part. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at Judiciary Plaza, 450 Fifth

Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the SEC's reference room by calling the SEC at (800) SEC-0330. You may obtain copies of those materials at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

    Copies of the operative agreements relating to the Securities will also be filed with the SEC.

                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Information concerning NMAC's experience pertaining to delinquencies, repossessions and net losses on its portfolio of new, near-new and used retail automobile and light-duty truck receivables (including receivables previously sold that NMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information in any Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Securities of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies. The rate of principal payment of the Securities may also be affected by (1) repurchase by the Servicer or the Seller for Receivables as to which an uncured breach of specified representations and warranties or specified servicing covenants has occurred and (2) exercise by the Servicer or the Seller of its right to purchase all of the assets of the Trust at its option under the circumstances described in this Prospectus, thereby triggering a redemption of the Securities. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding. All of the Receivables will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including that an Obligor generally may not sell or transfer the Financed Vehicle securing the related Receivable without the consent of the Servicer.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Distribution Date, since the amount of principal payments will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the Securityholders of a given series. See "Risk Factors--You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust" in this Prospectus.

    The applicable Prospectus Supplement may set forth additional information regarding the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "Note Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes. The "Certificate Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each payment with respect to that class of Certificates indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Original Certificate Balance of that class of Certificates. The "Certificate Balance" for any class of Certificates as of any Distribution Date will equal the Original Certificate Balance of that class, as reduced by all amounts distributed on or prior to that Distribution Date on that class of Certificates and allocable to principal. The "Original Certificate Balance" for each class of Certificates will be stated in the applicable Prospectus Supplement.

    Each Note Factor and each Certificate Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder's Note and (2) the applicable Note Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (1) the original denomination of that Certificateholder's Certificate and (2) the applicable Certificate Factor.

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal figure which the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cutoff Date. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal figure which the Servicer will compute prior to each payment with respect to that class of Notes indicating the remaining Certificate Balance of that class of Certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the Pool Balance as of the related Cutoff Date.

    The Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance, each Certificate Factor or Note Factor, as applicable, each Certificate Pool Factor or Note Factor, as applicable, and various other items of information.

                                   THE NOTES

GENERAL

    With respect to each Trust that issues Notes, one or more classes (each, a "class") of Notes of the related series will be issued pursuant to the terms of an indenture (the "Indenture"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

    Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Notes will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Notes (a "Noteholder") of each class. No Noteholder will be entitled to receive a physical certificate representing a Note until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references in this Prospectus and in the applicable Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures. See "Material Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

    The applicable Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the "Strip Notes") entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. See also "Material Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer or the Seller exercising its option to purchase the related Receivables Pool or other early termination of the related trust.

    One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal on any given Distribution Date the amounts set forth on that schedule with respect to those Notes.

    Payments of interest to Noteholders of all classes within a series will have the same priority. Under some circumstances, on any Distribution Date the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes. See "Description of the Transfer and Servicing Agreements--Distributions on the Securities" and "--Credit and Cash Flow Enhancement."

    If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the applicable Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

THE INDENTURE

    MODIFICATION OF INDENTURE. If a Trust has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series (or relevant class or classes of Notes of such series), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

    1. change the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note, the Interest Rate for that Note or the redemption price for that Note or change any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

    2. impair the right to institute suit for the enforcement of specified provisions of the related Indenture regarding payment;

    3. reduce the percentage of the aggregate amount of the outstanding Notes of that series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related Indenture or of specified defaults and their consequences as provided for in that Indenture;

    4. modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on those Notes, the Seller or an affiliate of any of them;

    5. reduce the percentage of the aggregate outstanding amount of those Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of that series;

    6. reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of that series necessary to amend that Indenture or other specified agreements; or

    7. permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for those Notes or, except as otherwise permitted or contemplated in that Indenture, terminate the lien of that Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of that Indenture.

    The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of those Noteholders; provided that that action will not materially and adversely affect the interest of any of those Noteholders.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, "Events of Default" under the related Indenture will consist of:

    1. a default for five days or more in the payment of any interest on any of those Notes when the same becomes due and payable;

    2. a default in the payment of the principal of or any installment of the principal of any of those Notes when the same becomes due and payable;

    3. a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of the default for a period of 90 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of those Notes then outstanding acting together as a single class;

    4. any representation or warranty made by that Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice thereof is given to that Trust by the applicable Indenture Trustee or to that Trust and that Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class; or

    5. events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust.

    However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay any principal on any class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of Notes. In addition, as described below, following the occurrence of an Event of Default (other than the events of default described in (1) and (2) above) and acceleration of the maturity of the Notes, the Indenture Trustee is not required to sell the assets of the Trust, and the Indenture Trustee may sell the assets of the Trust only after meeting requirements specified in the Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

    If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes) may declare the principal of the Notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding (or relevant class or classes of Notes).

    If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default (other than the events of default described in (1) and (2) above), unless:

    1. the holders of all outstanding Notes (or relevant class or classes of Notes) consent to the sale;

    2. the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes at the date of the sale; or

    3. the Indenture Trustee determines that the proceeds of the Receivables may not be sufficient on an ongoing basis to make all payments on the outstanding Notes as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of all Notes (or relevant class or classes of Notes).

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of those Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority of the principal amount of the outstanding Notes of a given series (or relevant class or classes of Notes of such series) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes) may, in some cases, waive any default with respect thereto, except a default in the deposit of collections or other required amounts, any required payment from amounts held in any trust account in respect of amounts due on the Notes, payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

    1. that holder of a Note or Notes previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

    2. the holders of not less than 25% in principal amount of the outstanding Notes of that series (or relevant class or classes of Notes) have requested in writing the Indenture Trustee to institute the proceeding in its own name as Indenture Trustee;

    3. that holder or holders of Notes have offered the Indenture Trustee reasonable indemnity;

    4. the Indenture Trustee has for 60 days failed to institute the proceeding; and

    5. no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of those outstanding Notes (or relevant class or classes of Notes).

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in that Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of that Trust contained in the applicable Indenture.

    MATERIAL COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among other things,

    1. the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    2. that entity expressly assumes that Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of that Trust under the Indenture;

    3. no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

    4. that Trust has been advised that the rating of the Securities of that series then in effect would not be reduced or withdrawn by the rating agencies then rating the Notes as a result of the merger or consolidation; and

    5. that Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things,

    1. except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other specified documents with respect to that Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of that Trust;

    2. claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Trust;

    3. except as expressly permitted by the Related Documents, dissolve or liquidate in whole or in part;

    4. permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture; or

    5. permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of that Trust or any part thereof, or any interest in the assets of that Trust or the proceeds of those assets.

    No Trust may engage in any activity other than as specified in this Prospectus or in the applicable Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of specified indebtedness owing by that Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by that Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with that Indenture Trustee of funds sufficient for the payment in full of all the Notes.

                                THE CERTIFICATES

GENERAL

    With respect to each Trust that issues Certificates, one or more classes (each, a "class") of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

    Except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the applicable Prospectus Supplement. Accordingly, that nominee is expected to be the holder of record of the Certificates (a "Certificateholder") of any series that are not purchased by the Seller. No Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate until Definitive Certificates are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the DTC Participants and all references in this Prospectus and in the applicable Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Material Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that those Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

PAYMENTS OF PRINCIPAL AND INTEREST

    The timing and priority of payments, seniority, allocations of losses, pass through rate (the "Pass Through Rate") and amount of or method of determining payments with respect to principal and interest of each class of Certificates will be described in the applicable Prospectus Supplement. Payments of interest on those Certificates will be made on the dates specified in the applicable Prospectus Supplement (each, a "Distribution Date"). To the extent provided in the applicable Prospectus Supplement, a series may include one or more classes of Certificates (the "Strip Certificates") entitled to (1) payments in respect of principal with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no payments in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for some classes of Strip Certificates) or any combination of the foregoing. The applicable Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining the Pass Through Rate. See also "Material Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." Payments in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of that series as more fully described in the applicable Prospectus Supplement. The rights of holders of any class of Certificates to receive payments of principal and interest may also be senior or subordinate to the rights of holders of any other class or classes of Certificates of that series as more fully described in the applicable Prospectus Supplement. Payments in respect of principal of and interest on any class of Certificates will be made on a pro rata basis among all the Certificateholders of that class.

    In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of payments in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the applicable Prospectus Supplement.

    If and as provided in the applicable Prospectus Supplement, amounts remaining on deposit in the Collection Account after all required payments to the related Securityholders have been made may be released to the Seller, NMAC or one or more third party credit or liquidity enhancement providers.

                 MATERIAL INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Any class of Securities (other than some classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. See "The Notes--Principal and Interest on the Notes" and "The Certificates--Payments of Principal and Interest."

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Prospectus Supplement.

    The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to the Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to the Floating Rate Securities by which that Base Rate will be multiplied to determine the applicable interest rate on those Floating Rate Securities. The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

    1.  LIBOR (a "LIBOR Security");

    2.  the Commercial Paper Rate (a "Commercial Paper Rate Security");

    3.  the Treasury Rate (a "Treasury Rate Security");

    4.  the Federal Funds Rate (a "Federal Funds Rate Security");

    5.  the CD Rate (a "CD Rate Security"); or

    6. any other Base Rate that is set forth in the applicable Prospectus Supplement.

    Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an "Interest Reset Period") and the dates on which that Interest Rate will be reset (each, an "Interest Reset Date"). The Interest Reset Date will be, in the case of Floating Rate Securities which reset:

    1.  daily, each Business Day;

    2. weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week);

    3.  monthly, the third Wednesday of each month;

    4. quarterly, the third Wednesday of March, June, September and December of each year;

    5. semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and

    6. annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

    If any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Wilmington, Delaware, or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed. With respect to Notes as to which LIBOR is an applicable Base Rate, a Business Day must also be a day that is a London Business Day. "London Business Day" means any day (a) if the Index Currency is other than the Euro, on which dealings in deposits in that Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET system") is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

    If any Distribution Date for any Floating Rate Security (other than the final Distribution Date) would otherwise be a day that is not a Business Day, that Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if that Business Day falls in the next succeeding calendar month, that Distribution Date will be the immediately preceding Business Day. If the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after that final Distribution Date.

    Each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying:

    1.  the face amount of that Floating Rate Security;

    2.  the applicable interest rate; and

    3. the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Interest Period falling in a leap year divided by 366 and
       (y) the actual number of days in that portion of that Interest Period falling in a non-leap year divided by 365).

    For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Interest Period. With respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date, including the related final Distribution Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Distribution Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the applicable Prospectus Supplement.

    As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Interest Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Interest Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate Interest Rates on each class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upwards).

    CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

    The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for that Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." If that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that CD Rate Determination Date, then the "CD Rate" for that Interest Reset Period will be the rate on that CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for that Interest Reset Period will be calculated by the Calculation Agent for that CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for that CD Rate Security for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the applicable Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for that Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that CD Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable Distribution Date.

    The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

    COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

    The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for that Commercial Paper Rate Security as of the second Business Day prior to the Interest Reset Date for that Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on that Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for that Interest Reset Period shall be the Money Market Yield on that Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper--Nonfinancial." If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for that Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for that Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for that Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" means a yield (expressed as a percentage rounded upwards to the nearest one hundredthousandth of a percentage point) calculated in accordance with the following formula:

                                  D x 360
Money Market Yield =                                x 100
                               360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Commercial Paper Rate Determination Date or, if that day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the related Distribution Date.

    FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

    The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for that Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Federal Funds Rate Determination Date, the "Federal Funds Rate" for that Interest Reset Period shall be the rate on that Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for that Interest Reset Period shall be calculated by the Calculation Agent for that Federal Funds Rate Security and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting rates as mentioned in this sentence, the Federal Funds Rate with respect to that Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect for the preceding Interest Reset Period.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

    LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement.

    With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for that LIBOR Security as follows:

    1. On the second London Business Day prior to the Interest Reset Date for that Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, as either (a) if "LIBOR Bloomberg" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date, if at least two offered rates appear (unless, described above, only a single rate is required) on that Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date. If fewer than two offered rates appear, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in clause (2) below.

    2. With respect to a LIBOR Determination Date on which fewer than two offered rates appear, on the applicable Designated LIBOR Page as specified in clause (1) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with their offered quotations for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time. If at least two of those quotations are provided, LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or another time specified in the applicable Prospectus Supplement), in the applicable Principal Financial Center, on that LIBOR Determination Date by three major banks in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time; provided, however, that if the banks so selected by the Calculation Agent are not quoting offered rates as mentioned in this sentence, LIBOR determined on that LIBOR Determination Date will be LIBOR in effect for the preceding Interest Reset Period.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (1) if "LIBOR Bloomberg" is designated in the applicable Prospectus Supplement, the display on Bloomberg on the page designated in the applicable Prospectus Supplement (or another page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency, or (2) if "LIBOR Telerate" is designated in the applicable Prospectus Supplement, the display on the Dow Jones Telerate Service on the page designated in the applicable Prospectus Supplement (or another page that may replace that designated page on that service or another service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Bloomberg nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the Principal Financial Center shall be The City of New York, Frankfurt, Toronto, Sydney, Rome, Zurich, Amsterdam and London, respectively.

    TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in that Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in that Prospectus Supplement.

    The "Treasury Rate" for each Interest Period will be the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as that rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if that rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on that Calculation Date, or if that auction is not held in a particular week, then the "Treasury Rate" for that Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities--Treasury Bills--Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 P.M. New York City time, on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for that Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for that Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after that Treasury Rate Determination Date or, if that a day is not a Business Day, the next succeeding business day or (b) the second Business Day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

    To the extent specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for that class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or another price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. The applicable Prospectus Supplement will also contain information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities. Notwithstanding anything to the contrary in this Prospectus, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that Indexed Security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that Indexed Security.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and that third party either suspends the calculation or announcement of that Index or changes the basis upon which that Index is calculated (other than changes consistent with policies in effect at the time that Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then that Index shall be calculated for purposes of that Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

    The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the face amount of that Indexed Security, the Indexed Principal Amount of that Indexed Security at the time of redemption or repayment or another amount described in that Prospectus Supplement.

ISSUES RELATED TO YEAR 2000 DATE CONVERSION

    DTC management has advised that DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its DTC Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to timely payments (including principal and income payments) to Securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform its services properly is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of those services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing those contingency plans as it deems appropriate.

    According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

BOOK-ENTRY REGISTRATION

    Each class of Securities offered by this Prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of the Depository Trust Company ("DTC"). Securityholders may hold beneficial interests in Securities through the DTC (in the United States) or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear") (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

    No Securityholder will be entitled to receive a certificate representing that person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references in this Prospectus to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

    Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Cedelbank participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of Securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial

Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the SEC.

    Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

    To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts those Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a series are held in book-entry form, Securityholders will not have access to the list of Securityholders of that series, which may impede the ability of Securityholders to communicate with each other.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Securityholders.

    DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed by the Indenture Trustee or Trustee), the Seller or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of those payments to

DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Securityholder may be limited in its ability to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Securities due to the lack of a physical certificate for those Securities.

    DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take those actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

    Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

    Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this Prospectus. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear

Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this Prospectus. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Therefore, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Payments with respect to Securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE SECURITIES

    The Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this Prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

    1. DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Securities and the Seller, the Administrator or the Trustee is unable to locate a qualified successor (and if it is the Seller or the Administrator that has made that determination, the Seller or that Administrator so notifies the applicable Trustee in writing);

    2. the Seller or the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

    3. after the occurrence of an Event of Default or a Servicer Default with respect to those Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of that series, acting together as a single class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes or Certificates is no longer in the best interests of the holders of those Securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue those Securities as Definitive Securities to those Securityholders.

    Payments of principal of, and interest on, the Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for those Securities in the applicable Prospectus Supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of that Definitive Security at the office or agency specified in the notice of final payment to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide that notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.

    Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service those Receivables, each Trust Agreement (or in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which NMAC will undertake specified administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any of the Transfer and Servicing Agreements may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the Closing Date specified with respect to any given Trust in the applicable Prospectus Supplement (the "Closing Date"), NMAC will sell and assign to the Seller, without recourse, pursuant to a Purchase Agreement (the "Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee on behalf of the Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement (a "Schedule of Receivables"), but the existence and characteristics of the related

Receivables will not be verified by the related Trustee. The applicable Trustee will, concurrently with the transfer and assignment, on behalf of the Trust, execute and deliver the related Notes and/or Certificates. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the applicable Prospectus Supplement, to make any required initial deposit into the Reserve Account and the Yield Supplement Account, if any. The Seller will initially retain the most subordinated class of Security of the related series.

    NMAC, pursuant to a Purchase Agreement, and the Seller, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, will represent and warrant, among other things, that:

    1. the information provided in the related Schedule of Receivables is true and correct in all material respects;

    2. the related Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with NMAC's normal requirements;

    3. as of the Closing Date, each of those Receivables is or will be secured by a first priority perfected security interest in favor of NMAC in the Financed Vehicle;

    4. as of the Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened;

    5. each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, consumer credit, truth- in-lending, equal credit opportunity and disclosure laws; and

    6. any other representations and warranties that may be set forth in the applicable Prospectus Supplement.

    As of the last day of the second (or, if the Seller so elects, the first) Collection Period following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Securityholders in any Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Seller, unless the breach is cured, will repurchase that Receivable (a "Warranty Receivable") from that Trust and, pursuant to the related Purchase Agreement, NMAC will purchase that Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for that Receivable. The "Warranty Purchase Payment" will be equal to the amount required to be paid by the related Obligor to prepay the Receivable (including interest accrued on that Receivable through the due date for the Obligor's payment in the related Collection Period at the applicable APR), after giving effect to the receipt of any monies collected (from whatever source) on that Receivable, if any. This repurchase obligation will constitute the sole remedy available to the Securityholders or the Trust for any uncured breach by the Seller of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by NMAC of its obligation to purchase that Receivable from the Seller pursuant to the related Purchase Agreement.

    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller and each Trust will designate the Servicer as custodian to maintain possession as that Trust's agent of the related installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and light-duty truck installment sales contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other automobile and light-duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, or marked to reflect the transfer to the related Trust as long as NMAC is servicing the Receivables. However, Uniform Commercial Code ("UCC") financing statements reflecting the sale and assignment of the Receivables by NMAC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of NMAC and the Seller will reflect that sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. In addition, in some cases, the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated. See "Material Legal Aspects of the Receivables--Security Interests" in this Prospectus.

ACCOUNTS

    With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Supplement Account, Reserve Account or other form of credit enhancement will be deposited for payment to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Account in the name of the related Trustee on behalf of the related Certificateholders.

    Any other accounts to be established with respect to a Trust, including any Yield Supplement Account or any Reserve Account, will be described in the applicable Prospectus Supplement.

    For any series of Securities, funds in the related Collection Account, any Yield Supplement Account, the Reserve Account and other accounts that may be identified in the applicable Prospectus Supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies rating those Securities as being consistent with the rating of those Securities (including obligations of the Servicer and its affiliates, to the extent consistent with that rating). Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Distribution Date for that series. However, to the extent permitted by the rating agencies, funds in any Account (other than the Collection Account) may be invested in obligations or securities that will not mature prior to the date of the next payment with respect to those Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account or the Yield Supplement Account at any time may be less than the balance of the Reserve Account or the Yield Supplement Account, as the case may be. If the amount required to be withdrawn from any Reserve Account or the Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the applicable Prospectus Supplement) exceeds the amount of cash in the Reserve Account or the Yield Supplement Account, as the case may be, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of that series. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, shall be released to the Servicer or the Seller on each Distribution Date and shall be the property of the Servicer or the Seller, as the case may be.

    For each Trust, the Accounts will be maintained with the related Indenture Trustee or the Trustee so long as:

    1. the Indenture Trustee's or the Trustee's short-term unsecured debt obligations have a rating of "P-1" by Moody's Investors Service, Inc. and a rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. (the "Required Deposit Rating"); or

    2. each of those accounts is maintained in a segregated trust account in the trust department of the Indenture Trustee or the Trustee, as the case may be.

    If the short-term unsecured debt obligations of the related Indenture Trustee or the Trustee, as the case may be, do not have the Required Deposit Rating, then the Servicer shall, with the assistance of the Indenture Trustee or the Trustee as may be necessary, cause each Account to be moved to (1) a bank whose short-term unsecured debt obligations have the Required Deposit Rating or
(2) the trust department of the related Indenture Trustee or the Trustee.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow the collection procedures it follows with respect to comparable retail installment sale contracts it services for itself.

    The Servicer shall not:

    1.  change the amount of a Receivable;

    2.  reschedule the due date of any scheduled payment of a Receivable;

    3.  change the APR of a Receivable;

    4.  extend the due date for any payment on a Receivable; or

    5.  change the material terms of a Receivable.

    However, if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable has occurred or, in the judgment of the Servicer, is imminent, the Servicer may do the following:

    1. extend the due date for any payment on that Receivable for credit related reasons that would be acceptable to the Servicer for comparable retail installment sale contracts that it services for itself, but only if (a) the final scheduled distribution date of that Receivable, as extended, would not be later than the Collection Period preceding the final scheduled distribution date set forth in the applicable Prospectus Supplement, and (b) the rescheduling or extension would not modify the terms of that Receivable in a manner which would constitute a cancellation of that Receivable and the creation of a new receivable for federal income tax purposes; or

    2. reduce an Obligor's monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in payment terms for that Receivable to the extent required by law.

    In addition, the Servicer will covenant that, except as otherwise contemplated in the related agreement (including the provisions in the immediately two preceding paragraphs):

    1. it will not release any Financed Vehicle from the security interest granted in the related Receivable;

    2. it will do nothing to impair the rights of the Securityholders in the Receivables;

    3.  it will not alter the APR of any Receivable;

    4.  it will not modify the number of payments under a Receivable;

    5.  it will not increase the amount financed under a Receivable; and

    6. it will not extend the due date for any payment on or forgive payments on a Receivable.

    The Servicer or the Trustee shall inform the other party and the Indenture Trustee promptly upon the discovery of any breach by the Servicer of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second Collection Period following the discovery (or, if the Servicer so elects, the last day of the first Collection Period following the discovery), the Servicer is required to purchase any Receivable materially and adversely affected by the breach (an "Administrative Receivable") from the Trust at a price equal to the Administrative Purchase Payment for that Receivable. The "Administrative Purchase Payment" for a Receivable will be equal to its unpaid Principal Balance as of the beginning of that Collection Period, plus interest accrued through the due date for the Obligor's payment in that Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than the Advances) on that Administrative Receivable, if any, in that Collection Period. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the related Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any uncured breach by the Servicer.

    If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. See "Material Legal Aspects of the Receivables."

INSURANCE ON FINANCED VEHICLES

    Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. NMAC will not be obligated to make payments to the Trust for any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the related Purchase Agreement.

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during the collection period specified in the applicable Prospectus Supplement (each, a "Collection Period") into the Collection Account not later than the Business Day after receipt. However, so long as NMAC is the servicer, if each condition to making monthly deposits as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement (including, the satisfaction of specified ratings criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

    The Servicer or the Seller, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the related Distribution Date.

    If the Servicer were unable to remit the funds as described above, Securityholders might incur a loss. To the extent set forth in the applicable Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

    For purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, collections on a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal on the Receivable.

ADVANCES

    If payment on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to that Receivable equal to the product of the Principal Balance of that Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on that Receivable during the related Collection Period (each, an "Advance"). If that calculation results in a negative number, an amount equal to that negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, if a defaulted Receivable is liquidated (a "Liquidated Receivable"), the amount of accrued and unpaid interest on that Liquidated Receivable (but not including interest for the current Collection Period) will, up to the amount of all outstanding Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of the outstanding Advances. No advances of principal will be made with respect to Receivables. The Servicer will not be obligated to make an Advance (other than in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that it determines, in its sole discretion, that that Advance will not be recovered from subsequent collections or recoveries.

    The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION

    The Servicer will be entitled to receive a basic servicing fee for each Collection Period in an amount equal to a specified percent per annum (as set forth in the applicable Prospectus Supplement, the "Servicing Rate") of the Pool Balance as of the first day of the related Collection Period (the "Base Servicing Fee"). The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of amounts available for that purpose as set forth in the applicable Prospectus Supplement. However, the Base Servicing Fee will be paid prior to the payment of available amounts to the Noteholders or the Certificateholders of the given series.

    The Servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a Collection Period from the investment of monies in the Collection Account as additional servicing compensation (the "Supplemental Servicing Fee" and, together with the Base Servicing Fee, the "Total Servicing Fee"). Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to reimbursement from any given Trust for specified liabilities. The Servicer will be paid the Base Servicing Fee for each Collection Period on the Distribution Date related to that Collection Period prior to the payment of interest on any class of Notes or Certificates. However, if each rating agency for a series of Notes or Certificates confirms that it will not reduce the rating of any class of Notes or Certificates in that series, as the case may be, the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Distribution Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

    The Total Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the beneficial owner of those receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Total Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly statements to the related Trustee and Indenture Trustee with respect to payments. The Total Servicing Fee also will reimburse the Servicer for specified taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

    The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of that Receivable minus the sum of:

    1. that portion of all payments actually received on or prior to that date allocable to principal;

    2. any Warranty Purchase Payment or Administrative Purchase Payment with respect to that Receivable allocable to principal (to the extent not included in clause (1) above); and

    3. any prepayments or other payments applied to reduce the unpaid principal balance of that Receivable (to the extent not included in clauses (1) and (2) above).

YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

    YIELD SUPPLEMENT ACCOUNT. A "Yield Supplement Account" may be established with respect to any class or series of Securities. The terms relating to any Yield Supplement Account will be set forth in the applicable Prospectus Supplement. Each Yield Supplement Account will be designed to hold funds to be applied by the related Trustee or, if that Trust issues Notes, the related Indenture Trustee, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the applicable Prospectus Supplement plus the Servicing Rate specified in the applicable Prospectus Supplement (the "Required Rate"). Each Yield Supplement Account will be maintained with the same entity with which the related Collection Account is maintained and will be created on the related Closing Date with an initial deposit in an amount and by the Seller or other person specified in the applicable Prospectus Supplement.

    On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Supplement Account an amount specified in the applicable Prospectus Supplement (the "Yield Supplement Deposit") in respect of the Receivables having APRs less than the Required Rate for that Distribution Date. Amounts on deposit on any Distribution Date in the Yield Supplement Account in excess of the "Required Yield Supplement Amount" specified in the applicable Prospectus Supplement, after giving effect to all payments to be made on that Distribution Date, will be released to the Seller. The Seller or other person specified in the applicable Prospectus Supplement will not have any obligation after the related Closing Date to deposit any amounts into the Yield Supplement Account after the related Closing Date even if the amount on deposit in that account is less than the Required Yield Supplement Amount for any Distribution Date. Monies on deposit in the Yield Supplement Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Earnings on investment of funds in the Yield Supplement Account in Eligible Investments will be deposited into the Collection Account as a component of the Yield

Supplement Deposit on each Distribution Date. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the Trust also will be released to the Seller.

    YIELD SUPPLEMENT AGREEMENT. If a Yield Supplement Account is to be established with respect to a series of Securities, on or prior to the related Closing Date, the Seller will enter into a "Yield Supplement Agreement" with the Servicer and the entity with which the account is maintained. The Seller will assign its rights under the Yield Supplement Agreement to the applicable Trustee for the benefit of the applicable Securityholders.

DISTRIBUTIONS ON THE SECURITIES

    With respect to each series of Securities, beginning on the Distribution Date specified in the applicable Prospectus Supplement, payments of principal of and interest (or, where applicable, of principal or interest only) on each class of those Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all payments to each class of Certificateholders of that series will be set forth in the applicable Prospectus Supplement.

    With respect to each Trust, on each Distribution Date, collections on the related Receivables will be withdrawn from the related Collection Account and will be paid to the Noteholders and/or Certificateholders to the extent provided in the applicable Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment to the Securityholders on that date to the extent specified in the applicable Prospectus Supplement. As more fully described in the applicable Prospectus Supplement,

    1. payments of principal of a class of Securities of a given series will be subordinate to payments of interest on that class;

    2. payments in respect of one or more classes of Certificates of that series may be subordinate to payments in respect of Notes, if any, of that series or other classes of Certificates of that series; and

    3. payments in respect of one or more classes of Notes of that series may be subordinated to payments in respect of other classes of Notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the applicable Prospectus Supplement. If and to the extent provided in the applicable Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements that may be described in the applicable Prospectus Supplement or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due on those Securities and to decrease the likelihood that that Securityholders will experience losses. The credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those Securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the applicable Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any of that class or series will be subject to the risk that that credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

    RESERVE ACCOUNT. If provided in the applicable Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the applicable Prospectus Supplement, which may be designated as a "Reserve Account" or a "Subordination Spread Account" (for the purposes of this Prospectus, the "Reserve Account"), that will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the applicable Prospectus Supplement (the "Reserve Account Initial Deposit"). To the extent provided in the applicable Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the applicable Prospectus Supplement) by the deposit in the Reserve Account of the amount of collections on the related Receivables remaining on each Distribution Date after all specified payments on that date are made. The applicable Prospectus Supplement will describe the circumstances and manner under which payments may be made out of the Reserve Account, either to holders of the Securities covered by that Prospectus Supplement or to the Seller or a third party. Monies on deposit in the Reserve Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Sale and Servicing Agreement or the Pooling and Servicing Agreement. Earnings on investment of funds in the Reserve Account in Eligible Investments will be paid to the Seller on each Distribution Date. Any monies remaining on deposit in the Reserve Account upon the termination of the Trust also will be released to the Seller.

NET DEPOSITS

    As an administrative convenience, as long as specified conditions are satisfied, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for any Trust for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to that Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, payments and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

    On a Business Day in each month that precedes each Distribution Date (each, a "Determination Date" to be specified in the applicable Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information that is required to be provided in the periodic reports provided to Securityholders of that series described under "--Statements to Securityholders" below.

STATEMENTS TO SECURITYHOLDERS

    With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on that Distribution Date. In addition, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee of each Trust, a statement to be delivered to the Certificateholders. Each statement to be delivered to Securityholders will include (to the extent applicable) the following information (and any other information so specified in the applicable Prospectus Supplement) as to the Notes of that series and as to the Certificates of that series with respect to that Distribution Date:

    1. the amount of the payment allocable to the principal amount of each class of those Notes and to the Certificate Balance of each class of those Certificates;

    2. the amount of the payment allocable to interest on each class of Securities of that series;

    3. the amount of the distribution allocable to the Yield Supplement Deposit, if any;

    4. the Pool Balance as of the close of business on the last day of the related Collection Period;

    5. the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Base Servicing Fees and the change in that amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

    6. the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of that series with variable or adjustable rates;

    7. the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the applicable Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in those amounts from the preceding statement;

    8. the amount, if any, otherwise distributable to one or more subordinated classes of Notes or Certificates that has instead been distributed to more senior classes of Notes or Certificates on that Distribution Date;

    9. the aggregate outstanding principal amount, the Note Factor and the Note Pool Factor for each class of those Notes, and the Certificate Balance, the Certificate Factor and the Certificate Pool Factor for each class of those Certificates, each after giving effect to all payments reported under clause (1) above on that date;

    10. the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on that Distribution Date; and

    11. the balance of any related Reserve Account, Yield Supplement Account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes.

    Each amount set forth in subclauses (1), (2), (5) and (7) above will be expressed in the aggregate and as a dollar amount per $1,000 of the original principal amount of each class of Notes or the Original Certificate Balance of each class of Certificates, as the case may be.

    Copies of the statements may be obtained by the Securityholders by delivering a request in writing addressed to the applicable Trustee at its address set forth in the applicable Prospectus Supplement.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during that calendar year has been a Securityholder with respect to that Trust and received any payment a statement containing information for the purposes of that Securityholder's preparation of federal income tax returns. See "Material Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date, which may be longer than twelve months) with specified standards relating to the servicing of the applicable Receivables.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of those accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of specified Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

MATERIAL MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that NMAC may not resign from its obligations and duties as Servicer under that document, except upon NMAC's determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed NMAC's servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the rights and duties of the parties thereto and the interests of the Securityholders under the applicable agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor.

    Any entity into which the Servicer or the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Seller, as applicable, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Seller, as applicable, will be the successor of the Servicer or the Seller, as applicable, under each Sale and Servicing Agreement and Pooling and Servicing Agreement. For as long as NMAC is the Servicer, it may at any time subcontract substantially all of its duties as servicer under any Sale and Servicing Agreement or Pooling and Servicing Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform specific duties as servicer through other subcontractors.

SERVICER DEFAULT

    "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of the following:

    1. any failure by the Servicer (or the Seller, so long as NMAC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any related Account any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions from that Account, and that failure continues unremedied for three Business Days after (a) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) of written notice of the failure given by the applicable Trustee or Indenture Trustee, (b) receipt by the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee or Indenture Trustee of written notice of the failure given by the holders of Notes or Certificates evidencing not less than 25% in principal amount of those outstanding Notes and the Certificates, acting together as a single class; or (b) discovery of that failure by any officer of the Servicer;

    2. any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or perform in any material respect any other covenants or agreements of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, and that failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series, and that failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the Servicer (or the Seller, so long as NMAC is the Servicer) by the applicable Trustee or Indenture Trustee, or (b) the Servicer (or the Seller, so long as NMAC is the Servicer) and the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of those outstanding Notes or Certificates, acting together as a single class; and

    3. the occurrence of events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (any of these events with respect to any person being an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

    In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing a majority of the principal amount of those Notes then outstanding (or relevant class or classes of Notes of such series), acting together as a single class, may terminate all the rights and obligations of the Servicer under that Sale and Servicing Agreement. When this happens, the Indenture Trustee or a successor servicer appointed by that Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under that Sale and Servicing Agreement and will be entitled to similar compensation arrangements.

    In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (or relevant class or classes of Certificates, but excluding for purposes of the calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under the related Pooling and Servicing Agreement. When this happens, the Trustee or a successor servicer appointed by that Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements.

    However, if a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment of a bankruptcy trustee or similar official has occurred, that bankruptcy trustee or official may have the power to prevent that Indenture Trustee, those Noteholders, that Trustee or those Certificateholders, as applicable, from effecting a transfer of servicing as described above. If that Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables. The related Indenture Trustee or the Trustee, or any person appointed as successor servicer, will be the successor in all respects to the predecessor Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and all references in the related Sale and Servicing Agreement or Pooling and Servicing Agreement to the Servicer shall apply to that successor servicer. The related Indenture Trustee or Trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Base Servicing Fee under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding termination, the Servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination.

WAIVER OF PAST DEFAULTS

    With respect to each Trust that has issued Notes, (1) the holders of Notes of the related series evidencing a majority of the principal amount of the then outstanding Notes of the related series (or relevant class or classes of Notes of such series) or (2) in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of Certificates of that series (or relevant class or classes of Certificates of such series) evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to the related Collection Account in accordance with that Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of that series evidencing a majority of the aggregate Certificate Balance of those Certificates then outstanding (or relevant class or classes of Certificates but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), may, on behalf of all those Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to the related Collection Account in accordance with the related Pooling and Servicing Agreement. No waiver will impair those Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    A Transfer and Servicing Agreement may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders:

    1. to cure any ambiguity, correct or supplement any provision in the related Transfer and Servicing Agreement that may be inconsistent with any other provision in that agreement, or make any other provisions with respect to matters or questions arising under that agreement that are not inconsistent with the provisions of that agreement; provided that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder; and

    2. to change the formula for determining the required amount for the related Reserve Account, if any, upon confirmation from the rating agencies rating the Securities as described in the applicable Prospectus Supplement.

    An amendment will be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder of any class if (a) the amendment does not adversely affect the Trust's status as a grantor trust or a partnership, as applicable, for federal income tax purposes, (b) each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class, and (c) the Servicer shall have delivered an officer's certificate stating that such amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

    A Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of:

    1. the holders of Notes evidencing a majority of the principal amount of the then outstanding Notes, if any, of the related series (or relevant class or classes of Notes of such series); or

    2. in the case of any amendment that does not adversely affect the related Indenture Trustee or the related Noteholders, the holders of the Certificates of that series evidencing a majority of the outstanding Certificate Balance (or relevant class or classes of Certificates of such series, but excluding for purposes of calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of those Noteholders or Certificateholders.

    No amendment, however, shall:

        (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of those Noteholders or Certificateholders or change the Interest Rate or the Pass Through Rate or the required amount in the related Reserve Account (except as described above under clause (2) of the immediately preceding sentence) without the consent of each of the "adversely affected" Noteholder or Certificateholder; or

        (y) reduce the aforesaid percentage of the principal amount of the then outstanding Notes or Certificates of that series which is required to consent to any amendment, without the consent of the holders of all the then outstanding Notes or Certificates of each affected class.

    An amendment referred to in clause (x) above will be deemed not to "adversely affect" a Certificateholder or Noteholder of any class only if each rating agency then rating the related Certificates or Notes confirms that that amendment will not result in a reduction or withdrawal of its rating on the Certificates or Notes of that class. In connection with any amendment referred to in clause (x) above, the Servicer shall deliver an officer's certificate to the Indenture Trustee and the Trustee stating that the Noteholders and the Certificateholders whose consents were not obtained were not adversely affected by the amendment.

LIST OF SECURITYHOLDERS

    Three or more holders of the Notes of any class in a series or one or more holders of those Notes of that class evidencing not less than 25% of the aggregate principal amount of those Notes then outstanding may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by that Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under those Notes. If stated in the applicable Prospectus Supplement, an Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of that series.

    Three or more holders of the Certificates of any class in a series or one or more holders of those Certificates of that class evidencing not less than 25% of the Certificate Balance of those Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by that Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under those Certificates.

    The Indenture Trustee or the Trustee, as the case may be, will provide to the Servicer within 15 days after receipt of a written request from the Servicer, a list of the names of all Noteholders or Certificateholders, as the case may be, of record as of the most recent applicable record date.

    No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of Securityholders.

INSOLVENCY EVENT

    Each Trust Agreement will provide that the related Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of that Trust and the delivery to that Trustee by each Certificateholder (including the Seller) of a certificate certifying that that Certificateholder reasonably believes that that Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of that series will succeed to all the rights of the Noteholders of that series, under the related Sale and Servicing Agreement, except as otherwise provided in the Sale and Servicing Agreement.

SELLER LIABILITY

    Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to that Trust) arising out of or based on the arrangement created by that Trust Agreement as though that arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.

TERMINATION

    The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations under the related Transfer and Servicing Agreement), the related Trustee and the related Indenture Trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon:

    1. the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables;

    2. the payment to Securityholders of all amounts required to be paid to them pursuant to the related agreement; or

    3. the election by the Servicer or the Seller to purchase the corpus of the Trust as described below.

    The Trustee will give written notice of termination to each Securityholder of record. The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder's Security at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken measures to locate a Securityholder set forth in the related Transfer and Servicing Agreement and those measures have failed, will be distributed, subject to applicable law, to the Children's Hospital Los Angeles.

    In order to avoid excessive administrative expense, the Servicer will have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by that Trust is 10% or less of the Pool Balance as of the related Cutoff Date, the corpus of the Trust at a price equal to the aggregate Administrative Purchase Payments for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which that purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses). The related Trustee and related Indenture Trustee, if any, will give written notice of termination to each Securityholder.

    Upon termination of any Trust, the assets of that Trust will be liquidated and the proceeds therefrom (and amounts held in related Accounts) will be applied to pay the Notes and the Certificates of the related series in full, to the extent of amounts available.

    As more fully described in the applicable Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with any of the events specified above and the subsequent payment to the related Certificateholders of all amounts required to be paid to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of that series.

ADMINISTRATION AGREEMENT

    NMAC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in that Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount that may be set forth in the applicable Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, that purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

    GENERAL. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles or light-duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles and/or light-duty trucks is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or light-duty truck is perfected by obtaining possession of the certificate of title to the vehicle or notation of the secured party's lien on the vehicle's certificate of title.

    All retail installment sales contracts acquired by NMAC from Dealers name NMAC as obligee or assignee and as the secured party. NMAC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in that Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of that certificate of title. Because NMAC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Obligors on the contracts will not be notified of the sale from NMAC to the Seller or the sale from the Seller to the related Trust.

    PERFECTION. Pursuant to the related Purchase Agreement, NMAC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the Financed Vehicles to that Trust. However, because of the administrative burden and expense, none of NMAC, the Seller or the related Trustee will amend any certificate of title to identify that Trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of NMAC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for that Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

    In most states, an assignment such as that under each Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as lienholder on the certificates of title, the security interest of that Trust in the vehicle could be defeated through fraud or negligence. In those states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of NMAC's lien on the certificates of title will be sufficient to protect that Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Purchase Agreement, NMAC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which NMAC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the Trust's interest in the related Receivables, however, it would constitute a breach of the warranties of NMAC under the related Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Purchase Agreement, NMAC would be required to purchase that Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign to the related Trust its rights to cause NMAC to purchase that Receivable under the related Purchase Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Interests of other persons in the receivables and financed vehicles could be superior to the trust's interest, which may result in reduced payments on your securities."

    CONTINUITY OF PERFECTION. Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, NMAC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the Trust's interest in the Receivable.

    PRIORITY OF LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. NMAC will represent and warrant to the Seller in each Purchase Agreement, and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of the related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or any Certificateholders in respect of a given Trust if a lien arises or confiscation occurs that would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or NMAC's repurchase obligation under the related Purchase Agreement.

REPOSSESSION

    In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a vehicle financed by NMAC is voluntarily surrendered, self-help repossession is the method employed by NMAC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

    The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

MATERIAL BANKRUPTCY CONSIDERATIONS

    In structuring the transactions contemplated by this Prospectus, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or its parent, NNA, under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of NMAC or NNA. These steps include the creation of the Seller as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors).

    However, delays in payments on the Securities and possible reductions in the amount of those payments could occur if:

    1. a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC or NNA in the event of the application of applicable Insolvency Laws to NMAC or NNA, as the case may be;

    2.  a filing were made under any Insolvency Law by or against the Seller; or

    3.  an attempt were to be made to litigate any of the foregoing issues.

    On the Closing Date, O'Melveny & Myers LLP will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of NMAC under Title 11 of the United States Bankruptcy Code at a time when NMAC was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of NMAC. Among other things, that opinion will assume that each of the Seller and NMAC will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and NMAC intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC.

    NMAC will warrant in each Purchase Agreement that the sale of the related Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if NMAC were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of those Receivables to secure a borrowing of NMAC. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of NMAC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in that Receivable. In addition, while NMAC is the Servicer, cash collections on the Receivables may be commingled with the funds of NMAC and, in the event of that bankruptcy of NMAC, the Trust may not have a perfected interest in those collections.

    NMAC and the Seller will treat the transactions described in this Prospectus as a sale of the Receivables to the Seller, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if NMAC were to become a debtor in a bankruptcy case.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the Seller's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of NMAC's warranties under the related Purchase Agreement and would, if the breach materially and adversely affects the Receivable or the interests of the Securityholders, create an obligation of the Seller and NMAC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    NMAC and the Seller will represent and warrant under each Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and that claim materially and adversely affects that Trust's interest in a Receivable, that violation would constitute a breach of the representations and warranties of NMAC under the Purchase Agreement and the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of NMAC and the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an Obligor who enters the military service after the origination of that Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on some of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess the released Financed Vehicle during the Obligor's period of active duty status. Thus, if that that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

    Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Account or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.

                        MATERIAL INCOME TAX CONSEQUENCES

    The following general discussion of the anticipated material federal income and California income and franchise tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. "Tax Counsel" with respect to each Trust will be O'Melveny & Myers LLP. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding the federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Trust and the Notes, Certificates and related terms, parties and documents applicable to that Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

TAX TREATMENT OF OWNER TRUSTS

    TAX CHARACTERIZATION OF THE TRUST. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust nominally referred to as an "owner trust" in the applicable prospectus supplement (an "Owner Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Owner Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Material Income Tax Consequences - Tax Treatment of Owner Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

    Tax Counsel will deliver its opinion that an Owner Trust for which no election to be treated as a corporation is made will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Related Documents will be complied with, and on Tax Counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes and the Certificates, and Certificateholders could be liable for any tax of this type that is not paid by the Trust.

    TAX CONSEQUENCES TO OWNERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller and any Noteholders will agree, and the beneficial owners of the Notes (the "Note Owners") will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will advise the Trust that the Notes will be classified as debt for federal income tax purposes to the extent set forth in the applicable prospectus supplement. The discussion below assumes this characterization of the Notes is correct.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID regulations. In determining whether any OID on the Notes is de minimis, the Seller expects to use a reasonable assumption regarding prepayments (a "Prepayment Assumption") to determine the weighted average maturity of the Notes. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to those Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest on the Notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a Note Owner sells a Note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Note Owner will equal the Note Owner's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to that Note. Any gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    FOREIGN OWNERS. Interest paid (or accrued) to a Note Owner who is not a U.S. Person (a "Foreign Owner") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and

    1. the Foreign Owner is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code;

    2. the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

    3. the interest is not contingent interest described in Section 871(h)(4) of the Code; and

    4. the Foreign Owner does not bear specified relationships to any Certificateholder.

    To qualify for the exemption from taxation, the Foreign Owner must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner's name and address. If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8 (or substitute form) within 30 days of any that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form 1001 or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.

    As used in this Prospectus, a "U.S. Person" means:

    1.  a citizen or resident of the United States;

    2. a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof;

    3. an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    4. a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust or (b) such trust has elected to be treated as a domestic trust pursuant to the Code.

    BACKUP WITHHOLDING. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit- sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner's name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the Note Owner, and remit the withheld amount to the IRS as a credit against the Note Owner's federal income tax liability.

    NEW WITHHOLDING REGULATIONS. Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. It is suggested that prospective investors consult their own tax advisors regarding the New Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to Foreign Owners may be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of trust expenses.

    TAX CONSEQUENCES TO OWNERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller, the Servicer will agree, and the owners of the Certificates (the "Certificate Owners") will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including the Seller in its capacity as recipient of payments from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this Prospectus.

    A variety of alternative characterizations are possible. For example, because the Certificates have features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any characterization of this type generally would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to those Certificates will be disclosed in the applicable Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). In the Trust Agreement, the Certificate Owners will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificate Owner as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that the treatment of the yield on a Certificate as a guaranteed payment is not respected, the Certificate Owners of each class of Certificates will be allocated taxable income of the Trust for each month equal to the sum of:

    1. the interest that accrues on the Certificates in accordance with their terms for that month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the Certificates but not yet paid;

    2. any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

    3.  prepayment premium payable to the Certificate Owners for that month; and

    4. any other amounts of income payable to the Certificate Owners for that month.

    That allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Except as provided below, losses and deductions generally will be allocated to the Certificate Owners only to the extent the Certificate Owners are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to Certificate Owners could be characterized as capital losses, and the Certificate Owners generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a Certificate Owner's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

    Based on the economic arrangement of the parties, this approach for allocating Trust income and loss should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash payments of that amount. Thus, cash basis Certificate Owners will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    For each taxable year of the Certificate Owner, the Certificate Owner will be required to report items of income, loss and deduction allocated to them by the Trust for the Trust's taxable year that ends on or before the last day of that taxable year of the Certificate Owner. The Code prescribes rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificate Owners possessing a 5 percent or greater interest in the equity or profits of the Trust share a taxable year that is other than the calendar year, the Trust could be required to use that year as its taxable year.

    A significant portion of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) generally will constitute "unrelated business taxable income" taxable to that Certificate Owner under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually paid to that Certificate Owner over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that those calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificate Owners.

    DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include that discount in income currently as it accrues over the life of the Receivables or to offset any that premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If that termination occurs, the Trust will be considered to transfer all of it assets and liabilities to a new partnership in exchange for an interest in the new partnership, after which the Trust would be deemed to distribute interests in the new partnership to Certificate Owners (including the purchasing partner who caused the termination) in liquidation of the terminated partnership. The Trust will not comply with technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate Owner's cost increased by the Certificate Owner's share of Trust income (includible in income) and decreased by any payments received with respect to that Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of that aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash payments with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the Certificate Owner actually owned the Certificates.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (or lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make that election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the applicable Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the Certificates. Generally, Certificate Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specified information on the nominee, the Certificate Owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each Certificate Owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) specified information on Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Seller will be designated as the tax matters partner in the related Trust Agreement, and as such is designated to receive notice on behalf of, and to provide notice to those Certificate Owners not receiving notice from, the IRS, and to represent the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the Seller may enter into a binding settlement on behalf of all Certificate Owners with a less than 1 percent interest in the Trust (except for any group of those Certificate Owners with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificate Owners who otherwise notify the IRS that the Seller is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificate Owner under some circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. It is suggested that each Certificate Owner consult its own tax advisor with respect to the impact of these procedures on its particular case. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATE OWNERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to a Certificate Owner who is not a U.S. Person (a "Foreign Certificate Owner") because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Foreign Certificate Owners pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Certificate Owners that are taxable as corporations and 39.6% for all other Foreign Certificate Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each Foreign Certificate Owner might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each Foreign Certificate Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Foreign Certificate Owner generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Foreign Certificate Owner generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest," in which case Certificate Owners would be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Foreign Certificate Owner would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Payments made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with specified identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "--Tax Consequences to Owners of the Notes--Backup Withholding."

TAX TREATMENT OF GRANTOR TRUSTS

    TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Trust nominally referred to as a "grantor trust" in the applicable prospectus supplement (a "Grantor Trust"), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Grantor Trust with respect to the related series on the material matters associated with those consequences, subject to the qualifications set forth in this Prospectus. In addition, Tax Counsel has prepared or reviewed the statements in this Prospectus under the heading "Material Income Tax Consequences--Tax Treatment of Grantor Trusts," and is of the opinion that those statements are correct in all material respects. Those statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisors with regard to the tax consequences to it of investing in Certificates.

    If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that that Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and the applicable provisions of the California Revenue and Taxation Code. In this case, owners of Certificates (referred to as "Grantor Trust Certificateholders") could be considered to own either (1) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the relevant Pass Through Rate or (2) an interest in each of the Receivables and any other Trust property. The Certificates issued by a Trust that is treated as a grantor trust are referred to as "Grantor Trust Certificates."

    The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.

    The relevant pooling and servicing agreement will express the intent of the Seller to sell, and the Grantor Trust Certificateholders to purchase, the Receivables, and the Seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in a Certificate, will agree to treat the Certificates as ownership interests in the Receivables and any other Trust property.

    TREATMENT AS DEBT OBLIGATION. If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes" would apply. Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each Receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Certificates at the relevant Pass Through Rate in accordance with its usual method of accounting.

    The Certificates would be subject to the original issue discount ("OID") rules, described below under "--Stripped Bonds and Stripped Coupons" and "-- Original Issue Discount." In determining whether any OID on the Certificates is de minimis, the Seller expects to use a reasonable Prepayment Assumption to determine the weighted average life of the Certificates. OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a Prepayment Assumption and an anticipated yield established as of the date of initial sale of the Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated. The Certificates would also be subject to the market discount provisions of the Code to the extent that a Grantor Trust Certificateholder purchased those Certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).

    The remainder of the discussion in this Prospectus assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each Receivable (and the proceeds therefrom), any right to receive Yield Supplement Deposits and any other Trust property, although for administrative convenience, the Servicer will report information on an aggregate basis (as though all of the Receivables and the Yield Supplement Agreement were a simple obligation). The amount and, in some instances, character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

    CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust, any right to receive Yield Supplement Deposits, and any other Trust property. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    For federal income tax purposes, the Seller will be treated as having retained a fixed portion of the interest due on each Receivable having an annual percentage rate in excess of the sum of the applicable Pass Through Rate and the Servicing Rate (each, a "High Yield Receivable") equal to the difference between
(1) the annual percentage rate of the Receivable and (2) the sum of the applicable Pass Through Rate and the Servicing Rate (the "Retained Yield"). The Retained Yield will be treated as "stripped coupons" within the meaning of
Section 1286 of the Code, and the Stripped Receivables will be treated as "stripped bonds." See "--Stripped Bonds and Stripped Coupons." Accordingly, each Grantor Trust Certificateholder will be treated as owning its pro rata percentage interest in (1) payments received under any Yield Supplement Agreement, and (2) the principal of, and interest payable on, each Receivable (minus the Retained Yield on the High Yield Receivables).

    Those Receivables that bear interest at a rate which is less than or equal to the sum of the applicable Pass Through Rate and the Servicing Rate (the "Low Yield Receivables") will not be treated as stripped bonds. Instead, Yield Supplement Deposits will be payable to eliminate the difference between the actual yield on each Low Yield Receivable and the yield such Receivable would have had if its interest rate had equaled the sum of the applicable Pass Through Rate and the Servicing Rate. See "--Yield Supplement Deposits."

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the Servicer and any gain reorganized upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). A Grantor Trust Certificateholder will also be required to report under its usual method of accounting any payments received under any Yield Supplement Agreement to the extent that these payments are treated as income. Under Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of Base Servicing Fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that those amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. In addition, Grantor Trust Certificateholders who are individuals may be subject to additional deduction limitations based on adjusted gross income.

    A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. Because (1) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (2) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable will be includible in income as principal payments are received on the Receivables. If the Base Servicing Fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of that excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Base Servicing Fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "stripped bond" and "stripped coupons" rules of the Code discussed below.

    DISCOUNT AND PREMIUM. In determining whether a Grantor Trust Certificateholder has purchased its interest in the Receivables (or any Receivable) held by the related Trust at a discount or premium and whether such Receivables (or any Receivable) have OID, market discount, or amortizable premium, a portion of the purchase price of a Certificate should be allocated to the Grantor Trust Certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and rights to receive Yield Supplement Deposits. As a result, the portion of the purchase price allocable to a Grantor Trust Certificateholder's undivided interest in the Receivables (or any Receivable) will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the Receivables (or any Receivable) could be increased or decreased accordingly.

    PREMIUM. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium over the "stated redemption price at maturity" of the Receivables may elect to amortize that premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on that Grantor Trust Certificate. The basis for that Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. With some exceptions, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificateholder holds during the year of the election or thereafter. Absent on election to amortize bond premium, the premium will be deductible as an ordinary loss upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that Receivable. If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance from the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond (to the extent that the Receivables consist of High Yield Receivables) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), that stripped bond will be considered to have been issued with OID. See "--Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and that income will be so treated in the Trustee's tax information reporting. In this case, the amount of OID on a High Yield Receivable will equal the amount by which the purchase price of a High Yield Receivable is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired.

    ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described in this Prospectus, the special rules of the Code relating to OID will be applicable to a

Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these rules to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on that Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the Receivable under the Prepayment Assumption used in respect of the Receivables and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of that accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is the amount of the purchase price paid by the Grantor Trust Certificateholder for the Certificate that is allocable to the Receivable, and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment on the Receivable (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that that method is consistent with the method used to determine the yield to maturity of the Receivables.

    If the amount of OID is de minimis under the rule set forth above, a High Yield Receivable would not be treated as having OID. The actual amount of discount on a High Yield Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivable.

    With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue that OID.

    YIELD SUPPLEMENT DEPOSITS. The proper Federal income tax characterization of the Yield Supplement Deposits is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held instead of an interest in the Receivables and in the Yield Supplement Agreement either (1) a debt instrument bearing interest at the applicable Pass Through Rate or (2) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the Pass Through Rate plus the Servicing Rate. It is likely that the right to receive Yield Supplement Deposits will be treated as a separate asset purchased by each Grantor Trust Certificateholder, in which case a portion of each Grantor Trust Certificateholder's purchase price or other tax basis in the Certificate equal to the fair market value of the right to receive such Yield Supplement Deposits should be allocated to the right to receive payments of Yield Supplement Deposits. The right to receive Yield Supplement Deposits may be treated as a loan made by a Grantor Trust Certificateholder to the Seller in an amount equal to the present value, discounted at a rate equal to the sum of the applicable Pass Through Rate and the Servicing Rate, of the projected Yield Supplement Deposits. In that event, a portion of the Yield Supplement Deposits generally representing a yield equal to the applicable Pass Through Rate plus the Servicing Rate on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each Yield Supplement Deposit should be included in income as accrued or received, in which event a Grantor Trust Certificateholder should also be entitled to amortize the portion of its purchase price allocable to its right to receive Yield Supplement Deposits. The method of calculating such amortization is unclear, and could result in the inclusion of greater amounts of income than a Grantor Trust Certificateholder's actual yield on a Receivable. Alternatively, it is possible that the Yield Supplement Deposits could be treated as payments adjusting the purchase price of the Low Yield Receivables, rather than as a separate asset. In that event, a Grantor Trust Certificateholder could be treated as having purchased each Low Yield Receivable at a discount (which may consist of imputed interest, market discount, or both) that, combined with the actual coupon rate of such Receivable, produces a yield equal to the sum of the applicable Pass Through Rate and the Servicing Rate. It is not clear whether, and to what extent, the amounts includible in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. Moreover, it is possible that the IRS might contend that none of the above methods is appropriate, and that income with respect to the Yield Supplement Agreement should be reported by a Grantor Trust Certificateholder in some other manner. In addition, to the extent that the amounts payable pursuant to Yield Supplement Agreement decline during any period by reason of prepayments on the Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during such period would be treated as a capital loss (which would not offset ordinary income), rather than as an ordinary deduction. It is suggested that Grantor Trust Certificateholder consult their tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

    MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of that Receivable allocable to that holder's undivided interest in the Receivable over that holder's tax basis in that interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of that payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that Grantor Trust Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If that election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that that Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that that Grantor Trust Certificateholder owns or acquires. See "--Premium" in this Prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. The adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by any market discount, OID and gain previously included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by the amount of any premium, if any, previously amortized and by the amount of any payments of principal and OID on the Grantor Trust Certificate previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    A Grantor Trust Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which that section applies will be treated as ordinary income or loss.

    FOREIGN PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) a Grantor Trust Certificateholder that is not a U.S. Person (as defined under "--Tax Treatment of Owner Trusts--Tax Consequences to Owners of the Notes-Foreign Owners") (a "Foreign Grantor Trust Certificateholder") or (2) a person holding on behalf of a Foreign Grantor Trust Certificateholder, as well as accrued OID recognized by the Foreign Grantor Trust Certificateholder on the sale or exchange of that Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if that Foreign Grantor Trust Certificateholder complies with specified identification requirements (including delivery of a statement, signed by the Foreign Grantor Trust Certificateholder under penalties of perjury, certifying that that Foreign Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of that Foreign Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

    Although it is not entirely clear, it is likely that amounts received by a Foreign Grantor Trust Certificateholder that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement generally would not be subject to withholding tax. Although the Trust does not intend to withhold on such amounts, no assurance can be given that the IRS will not require the Trust to withhold on such amounts. It is suggested that Foreign Grantor Trust Certificateholders consult their tax advisors regarding the withholding tax consequences of amounts received on the Grantor Trust Certificates that are attributable to payments of Yield Supplement Deposits received pursuant to any Yield Supplement Agreement.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during that year, that information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against that recipient's federal income tax liability.

MATERIAL STATE TAX CONSEQUENCES WITH RESPECT TO OWNER TRUSTS

    The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of California statutes and the regulations promulgated under those statutes, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

    Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. It is suggested that Note Owners and Certificate Owners consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

    For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer to each Owner Trust and the Notes, Certificates and related terms, parties and documents applicable to that Trust.

    TAX CONSEQUENCES WITH RESPECT TO THE NOTES. It is expected that Tax Counsel will advise each Owner Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Note Owners not otherwise subject to taxation in California would not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Note Owner already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the Note Owner's ownership or disposition of Notes.

    TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY AN OWNER
TRUST. Based on regulations issued by the Franchise Tax Board with respect to the California tax characterization of an owner trust as a partnership and not as an association taxable as a corporation or other taxable entity, Tax Counsel will opine that an Owner Trust for which no election to be treated as a corporation is made will not be an association (or publicly traded partnership) treated as a corporation for California tax purposes. In that case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced payments to Certificate Owners).

    Under current law, Certificate Owners that are nonresidents of California and are not otherwise subject to California income tax may be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificate Owner not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

    It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of California withholding taxes with respect to Foreign Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for those purposes, the Trust will withhold on amounts paid to Certificate Owners who are Foreign Owners as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income from California sources that is allocable to Certificate Owners who are Foreign Owners pursuant to Section 18666 of California's Revenue and Taxation Code, as if that income were effectively connected to a U.S. trade or business, at the maximum appropriate rate.

    If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced payments to Certificate Owners). A Certificate Owner not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of that interest.

MATERIAL STATE TAX CONSEQUENCES WITH RESPECT TO GRANTOR TRUSTS

    It is expected that Tax Counsel will advise each Grantor Trust that the Trust will be treated as a grantor trust for California tax purposes, and that, for California tax purposes, Grantor Trust Certificateholders could be considered to own either (1) an undivided interest in a single debt obligation held by the Trust and having a principal amount equal to the total stated principal amount of the Receivables and an interest rate equal to the related Pass Through Rate or (2) an interest in each of the Receivables and any other Trust assets.

    It is suggested that Grantor Trust Certificateholders consult their tax advisors regarding the state tax consequences associated with the purchase, ownership and disposition of the Grantor Trust Certificates.

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. IT IS SUGGESTED THAT YOU CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. ERISA also imposes duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Securities. Potentially available exemption would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

    Some transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the applicable Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

    Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

    On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of that series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the applicable Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreements and in the applicable Prospectus Supplement.

    In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreements which are offered by this Prospectus and by the applicable Prospectus Supplement if any of those Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes and Certificates or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes and Certificates, those public offering prices and those concessions may be changed.

    Each Underwriting Agreement will provide that NMAC and the Seller will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Accounts in Eligible Investments acquired from the underwriters or from the Seller. Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Securities of that series.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Joy Crose, Esq. and O'Melveny & Myers LLP. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by O'Melveny & Myers LLP.

                                 INDEX OF TERMS

10 percent shareholder....................         60
30/360....................................         25
Accounts..................................         38
Actual/360................................         25
Actual/Actual.............................         25
adjusted issue price......................         70
Administration Agreement..................         51
Administration Fee........................         51
Administrative Purchase Payment...........         40
Administrative Receivable.................         40
Administrator.............................         51
Advance...................................         41
adversely affected........................         49
APR.......................................         13
backup....................................         66
banking organization......................         32
Base Rate.................................         24
Base Servicing Fee........................         41
Benefit Plan..............................         75
Business Day..............................         25
Calculation Agent.........................         26
Calculation Date..........................    27, 28,
                                                   30
capital asset.............................         72
CD Rate...................................         26
CD Rate Determination Date................         26
CD Rate Security..........................         24
CDs (Secondary Market)....................         26
Cede......................................         15
Cedelbank.................................         32
Cedelbank Participants....................         34
Certificate Balance.......................         16
Certificate Factor........................         17
Certificate Owners........................         61
Certificate Pool Factor...................         17
Certificateholder.........................         23
Certificates..............................         12
Certificates of Deposit...................         26
class.....................................     18, 23
clearing agency...........................         33
clearing corporation......................         32
Closing Date..............................     12, 36
Code......................................         58
Collection Account........................         38
Collection Period.........................         40
Commercial Paper-- Nonfinancial...........         27
Commercial Paper Rate.....................         27
Commercial Paper Rate Determination                27
  Date....................................
Commercial Paper Rate Security............         24
commercially reasonable...................         54
Composite Quotations......................         27
controlled foreign corporation............         60
Cooperative...............................         34
Cutoff Date...............................         12
daily portions............................         70
Dealer Agreements.........................         12
Dealer Recourse...........................         12
Dealers...................................         12
default...................................         55
Definitive Certificates...................         35
Definitive Notes..........................         35
Definitive Securities.....................     32, 35
demonstration.............................         12
Depositaries..............................         32
Designated LIBOR Page.....................         29
Determination Date........................         44
disqualified persons......................         75
Distribution Date.........................         23
DTC.......................................         32
DTC Participants..........................     18, 33
DTC Services..............................         31
Eligible Investments......................         38
equity interest...........................         75
ERISA.....................................         75
Euroclear.................................      32,34
Euroclear Operator........................         34
Euroclear Participants....................         34
Events of Default.........................         20
evidence of indebtedness..................         72
Federal Funds (Effective).................         28
Federal Funds Rate........................         28
Federal Funds Rate Determination Date.....         28
Federal Funds Rate Security...............         24
Federal Funds/Effective Rate..............         28
Financed Vehicles.........................         12
Fixed Rate Securities.....................         24
Floating Rate Securities..................         24
Foreign Certificate Owner.................         65
Foreign Grantor Trust Certificateholder...         73
Foreign Owner.............................         60
FTC Rule..................................         56
Grantor Trust.............................         66
Grantor Trust Certificateholders..........         67
Grantor Trust Certificates................         67
guaranteed payment........................         62
H.15(519).................................         27
High Yield Receivable.....................         68
Holder-in-Due-Course......................         56
Indenture.................................         18
Indenture Trustee.........................         14
Index.....................................         30
Index Currencies..........................         30
Index Currency............................         29
Index Maturity............................         27
Indexed Principal Amount..................         30
Indexed Securities........................         30
Indirect DTC Participants.................         33
Industry..................................         31
in-house asset manager....................         75
Insolvency Event..........................         47
Insolvency Laws...........................         55
Interest Period...........................         26
Interest Rate.............................         18
Interest Reset Date.......................         25
Interest Reset Period.....................         25
IRS.......................................         58
Issuer....................................         12
LIBOR.....................................         28
LIBOR Bloomberg...........................         28

LIBOR Determination Date..................         28
LIBOR Security............................         24
LIBOR Telerate............................         29
Liquidated Receivable.....................         41
London Business Day.......................         25
Low Yield Receivables.....................         68
market discount...........................         71
Money Market Yield........................         28
Near-new..................................         12
New.......................................         12
New Regulations...........................         61
Nissan....................................         15
NMAC......................................     12, 15
NNA.......................................         15
Note Factor...............................         17
Note Owners...............................         59
Note Pool Factor..........................         17
Noteholder................................         18
Notes.....................................         12
Obligors..................................         12
OID.......................................     59, 67
OID regulations...........................         59
Omnibus Proxy.............................         34
Original Certificate Balance..............         17
Owner Trust...............................         58
parties in interest.......................         75
partnership...............................         74
Pass Through Rate.........................         23
plan assets...............................         75
Plan Assets Regulation....................         75
Pool Balance..............................         42
Pooling and Servicing Agreement...........         12
portfolio interest........................     60, 66
Prepayment Assumption.....................         59
prepayments...............................         16
Principal Balance.........................         42
Principal Financial Center................         30
prohibited transaction....................     75, 76
Prospectus Supplement.....................         12
PTCE......................................         75
publicly traded partnership...............         74
Purchase Agreement........................         36
qualified.................................         75
qualified professional asset manager......         75
qualified stated interest.................         69
Receivables...............................         12
Receivables Pool..........................         12
Registration Statement....................         15
Related Documents.........................         22
related person............................         60
Relief Act................................         57
Required Deposit Rating...................         38
Required Rate.............................         42
Required Yield Supplement Amount..........         42
Reserve Account...........................         44
Reserve Account Initial Deposit...........         44
Retained Yield............................         68
Sale and Servicing Agreement..............         12
Schedule of Receivables...................         36
SEC.......................................         15
Section 1286 Treasury Regulations.........         69
Securities................................         12
Securities Act............................         15
Securityholders...........................         15
Seller....................................         12
Servicer..................................         15
Servicer Default..........................         47
Servicing Rate............................         41
Short-Term Note...........................         59
Spread....................................         24
Spread Multiplier.........................         24
stated redemption price at maturity.......         69
street name...............................         33
Strip Certificates........................         23
Strip Notes...............................         18
stripped bonds............................         68
stripped coupons..........................         68
Subordination Spread Account..............         44
Supplemental Servicing Fee................         41
Systems...................................         31
TARGET system.............................         25
Tax Counsel...............................         58
Terms and Conditions......................         35
Total Servicing Fee.......................         41
Transfer and Servicing Agreements.........         36
Treasury bills............................         30
Treasury Rate.............................         30
Treasury Rate Determination Date..........         30
Treasury Rate Security....................         24
Trust.....................................         12
Trust Agreement...........................         12
Trustee...................................         14
U.S. Person...............................         60
UCC.......................................         38
Underwriting Agreements...................         76
unrelated business taxable income.........     61, 63
Warranty Purchase Payment.................         37
Warranty Receivable.......................         37
weighted average life.....................         16
Year 2000 problems........................         31
Yield Supplement Account..................         42
Yield Supplement Agreement................         43
Yield Supplement Deposit..................         42

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY JURISDICTION WHERE IT IS NOT PERMITTED.
                         ------------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                          ------
Summary.................................................................    S-5
Risk Factors............................................................    S-9
The Trust...............................................................   S-10
Capitalization of the Trust.............................................   S-11
The Owner Trustee and the Indenture Trustee.............................   S-11
The Receivables.........................................................   S-11
Maturity and Prepayment Considerations..................................   S-15
Delinquencies, Repossessions and Net Losses.............................   S-15
Weighted Average Life of the Notes......................................   S-17
Note Factors and Pool Factors...........................................   S-20
Use of Proceeds.........................................................   S-20
The Seller and the Servicer.............................................   S-20
The Notes...............................................................   S-22
Distributions on the Notes..............................................   S-24
Subordination; Reserve Account..........................................   S-27
Description of the Transfer and Servicing Agreements....................   S-29
Material Income Tax Consequences........................................   S-34
ERISA Considerations....................................................   S-34
Underwriting............................................................   S-35
Legal Opinions..........................................................   S-36
Index of Terms..........................................................   S-37
Annex A: Global Clearance, Settlement and Tax Documentation
  Procedures............................................................   S-38

                                   PROSPECTUS
Summary of Terms........................................................      3
Risk Factors............................................................      8
Formation of the Trusts.................................................     12
Property of the Trusts..................................................     12
The Receivables.........................................................     13
Use of Proceeds.........................................................     14
The Trustee.............................................................     14
The Seller..............................................................     15
The Servicer............................................................     15
Were You Can Find More Information About Your Securities................     15
Delinquencies, Repossessions and Net Losses.............................     16
Weighted Average Life of the Securities.................................     16
Pool Factors and Trading Information....................................     17
The Notes...............................................................     18
The Certificates........................................................     23
Material Information Regarding the Securities...........................     24
Description of the Transfer and Servicing Agreements....................     36
Material Legal Aspects of the Receivables...............................     52
Material Income Tax Consequences........................................     58
ERISA Considerations....................................................     75
Underwriting............................................................     76
Legal Opinions..........................................................     76
Index of Terms..........................................................     77

    DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL NOVEMBER 23, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE NOTES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $662,590,000

                            NISSAN AUTO RECEIVABLES
                               1999-A OWNER TRUST

                               $195,850,000 ASSET
                            BACKED NOTES, CLASS A-1

                               $260,000,000 ASSET
                            BACKED NOTES, CLASS A-2

                               $206,740,000 ASSET
                            BACKED NOTES, CLASS A-3

                            NISSAN AUTO RECEIVABLES
                                  CORPORATION,
                                     SELLER

                            NISSAN MOTOR ACCEPTANCE
                                  CORPORATION,
                                    SERVICER

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                  UNDERWRITERS

                              MERRILL LYNCH & CO.
                         BANC OF AMERICA SECURITIES LLC
                             CHASE SECURITIES INC.
                               J.P. MORGAN & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------